EXHIBIT 4.5














                                 STANDARD TERMS

                                       TO

                        TRANSFER AND SERVICING AGREEMENT

                       -----------------------------------



                           CRESTAR SECURITIZATION, LLC













                                June 1998 Edition






                                                  TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

ARTICLE I  DEFINITIONS AND USAGE..................................................................................1

ARTICLE II  FINANCED STUDENT LOANS................................................................................1
       Section 2.1. Conveyance of Subsequent Financed Student Loans...............................................1
       Section 2.2. Exchange of Financed Student Loans............................................................3
       Section 2.3. Additional Financed Student Loans.............................................................3
       Section 2.4. Security Agreement............................................................................4

ARTICLE III  THE FINANCED STUDENT LOANS...........................................................................4

       Section 3.1. Representations, Warranties and Agreements of Depositor with Respect to the Financed Student Loans.........................................................4
       Section 3.2. Repurchase upon Breach; Reimbursement.........................................................6

ARTICLE IV  CUSTODY...............................................................................................8
       Section 4.1. Custody of Financed Student Loan Files........................................................8
       Section 4.2. Duties of Master Servicer as Custodian........................................................8
       Section 4.3. Instructions; Authority to Act................................................................9
       Section 4.4. Custodian's Indemnification...................................................................9
       Section 4.5. Effective Period and Termination.............................................................10
       Section 4.6. Appointment of Subcustodian..................................................................10

ARTICLE V  ADMINISTRATION AND SERVICING OF FINANCED STUDENT LOANS................................................10
       Section 5.1. Duties of Master Servicer....................................................................10
       Section 5.2. Collection of Financed Student Loan Payments.................................................12
       Section 5.3. Realization upon Financed Student Loans......................................................13
       Section 5.4. No Impairment................................................................................13
       Section 5.5. Purchase of Financed Student Loans; Reimbursement............................................13
       Section 5.6. Servicing Fee................................................................................14
       Section 5.7. Administrator's Certificate..................................................................14
       Section 5.8. Annual Statement as to Compliance; Notice of Default.........................................15
       Section 5.9. Annual Independent Certified Public Accountants' Report or Reports...........................15
       Section 5.10. Access to Certain Documentation and Information Regarding Financed Student Loans............16
       Section 5.11. Master Servicer and Administrator Expenses..................................................16
       Section 5.12. Appointment of Servicer.....................................................................16

ARTICLE VI  ACCOUNTS, COLLECTIONS AND DISTRIBUTIONS..............................................................17
       Section 6.1. Establishment of Trust Accounts..............................................................17
       Section 6.2. Collections..................................................................................18
       Section 6.3. Application of Collections...................................................................19
       Section 6.4. Additional Deposits..........................................................................19
       Section 6.5. Distributions................................................................................19
       Section 6.6. Statements to Certificateholders and Noteholders.............................................19
       Section 6.7. Expense Account..............................................................................21
       Section 6.8. Note Payment Account and Certificate Distribution Account....................................21
       Section 6.9. Advances.....................................................................................21

ARTICLE VII  THE DEPOSITOR.......................................................................................21
       Section 7.1. Representations of the Depositor.............................................................21
       Section 7.2. Existence....................................................................................23
       Section 7.3. Indemnification..............................................................................23
       Section 7.4. Limitation on Liability......................................................................25
       Section 7.5. Merger or Consolidation of, or Assumption of the Obligations, of the Depositor...............25
       Section 7.6. Depositor May Own Certificates or Notes......................................................26






ARTICLE VIII  THE MASTER SERVICER................................................................................26
       Section 8.1. Representations of the Master Servicer.......................................................26
       Section 8.2. Existence....................................................................................28
       Section 8.3. Indemnification..............................................................................28
       Section 8.4. Limitation on Liability......................................................................29
       Section 8.5. Merger or Consolidation of, or Assumption of the Obligations, of the Master Servicer.........29
       Section 8.6. Master Servicer Not to Resign................................................................30

ARTICLE IX  THE ADMINISTRATOR....................................................................................31
       Section 9.1. Representations of the Administrator.........................................................31
       Section 9.2. Indemnification..............................................................................32
       Section 9.3. Limitation of Liability......................................................................33
       Section 9.4. Merger or Consolidation of, or Assumption of the Obligations, of the Administrator...........33
       Section 9.5. Administrator Not to Resign..................................................................34
       Section 9.6. Additional Services..........................................................................34
       Section 9.7. Compensation.................................................................................38
       Section 9.8. Information..................................................................................38
       Section 9.9. Independence of the Administrator............................................................38

ARTICLE X  DEFAULT...............................................................................................38
       Section 10.1. Master Servicer Default; Administrator Default..............................................38
       Section 10.2. Appointment of Successor....................................................................40
       Section 10.3. Notification to Noteholders and Certificateholders..........................................41
       Section 10.4. Waiver of Past Defaults.....................................................................41

ARTICLE XI  MISCELLANEOUS........................................................................................42
       Section 11.1. Amendment...................................................................................42
       Section 11.2. Protection of Interests in Trust............................................................42
       Section 11.3. Notices.....................................................................................44
       Section 11.4. Assignment..................................................................................44
       Section 11.5. Limitations on Rights of Others.............................................................45
       Section 11.6. Severability................................................................................45
       Section 11.7. Separate Counterparts.......................................................................45
       Section 11.8. Headings....................................................................................45
       Section 11.9. Governing Law...............................................................................45
       Section 11.10. Assignment to Indenture Trustee............................................................45
       Section 11.11. Nonpetition Covenants......................................................................45
       Section 11.12. Limitation of Liability of Eligible Lender Trustee,
                             Indenture Trustee and Delaware Trustee..............................................46




EXHIBIT A            Definitions and Usage
EXHIBIT B            Form of Payment Statement
EXHIBIT C            Form of Administrator's  Certificate
EXHIBIT D            Assignment for Financed Student Loans
EXHIBIT E            Transfer Agreement

                                    RECITALS

         Crestar Securitization, LLC (the "Depositor") intends from time to time to acquire student loans originated or acquired by Crestar Bank (the "Transferor") in the ordinary course of business pursuant to one or more Sales Agreements;

         Star Bank, National Association (the "Eligible Lender Trustee") is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Depositor;

         The Depositor intends from time to time to direct the Eligible Lender Trustee to sell the student loans acquired by it to one or more trusts formed by it (each, an "Issuer");

         The Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of an Issuer;

         An Issuer intends from time to time to issue its Student Loan Asset Backed Notes secured by student loans;

         Crestar Bank (as such, the "Master Servicer") is willing to service the student loans;

         Crestar Bank (as such, the "Administrator") is willing to undertake certain administrative functions of each Issuer under a Transfer and Servicing Agreement and Indenture;

         An Issuer, Depositor, Eligible Lender Trustee and Administrator have entered into a Transfer and Servicing Agreement that provides for the transfer of Financed Student Loans and the servicing thereof, as well as certain administrative matters relating to one or more Series of Notes. These Standard Terms are a part of, and are incorporated by reference into, each such Transfer and Servicing Agreement in accordance with its terms.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to a Transfer and Servicing Agreement agree, intending to be legally bound hereby, as follows:


                                    ARTICLE I

                              DEFINITIONS AND USAGE

         Capitalized terms used but not defined herein are defined in Appendix A hereto, which also contains rules as to usage and construction that shall be applicable herein.


                                   ARTICLE II

                             FINANCED STUDENT LOANS

SECTION 2.1.      CONVEYANCE OF SUBSEQUENT FINANCED STUDENT LOANS.

    (a) In addition to the Financed Student Loans transferred on the Closing Date, the Depositor may, from time to time, sell Subsequent Financed Student Loans to an Issuer in accordance with the provisions of this Article II. The sale shall include all right, title and interest of the Depositor and the Eligible Lender Trustee on behalf of the Depositor in and to each Subsequent Financed Student Loan, and all obligations of the Obligors thereunder, including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable through the related Subsequent Cut-off Date), and all written communications received by the Depositor with respect thereto and still retained by the Depositor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on and after the related Subsequent Cut-off Date, and the proceeds of any and all of the foregoing.

    (b) Subsequent Financed Student Loans that may be transferred by the Depositor pursuant to this Section 2.1 include:

           (i) A Consolidation Loan or a HEAL Consolidation Loan being made by the Transferor and acquired by or on behalf of the Depositor, provided that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Consolidation Loans or HEAL Consolidation Loans transferred to the Issuer for a Series exceed the amount specified in the Transfer and Servicing Agreement; and

           (ii) One or more Serial Loans owned by the Depositor that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency or Private Loan Program, or insured by the Department of HHS) to an existing Financed Student Loan owned by the Issuer; provided that each such Subsequent Financed Student Loan entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan to which it is serial, and provided further, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Serial Loans transferred to the Issuer for a Series exceed the amount specified in the Transfer and Servicing Agreement.

    (c) Any sale of Subsequent Financed Student Loans shall be subject to the following conditions:

           (i) The Depositor shall have delivered to the Eligible Lender Trustee and the Indenture Trustee a duly executed Transfer Agreement (including an acceptance by the Eligible Lender Trustee and the Indenture Trustee) in substantially the form of Exhibit F, which shall include supplements to Schedule A, listing such Subsequent Financed Student Loans;

           (ii) The Depositor shall have delivered, at least two days' prior to the Transfer Date, notice of such transfer to the Eligible Lender Trustee and the Indenture Trustee, with a copy to the Rating Agencies, including a listing of the aggregate principal balance of such Subsequent Financed Student Loans;

           (iii) The Depositor shall, to the extent required by Section 2.2, have deposited in the Collection Account all collections received in respect of the Subsequent Financed Student Loans on or after each applicable Subsequent Cut-off Date and all required Adjustment Payments;

           (iv) As of such Transfer Date, the Depositor was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

           (v) Such transfer will not result in a material adverse federal or state tax consequence to the Issuer relating to its tax classification or the Noteholders, considered as a whole, relating to a change in the characterization of the Notes;

           (vi) No Event of Default shall have occurred and be continuing as of such Transfer Date and no Master Servicer Default or Administrator Default shall have occurred and be continuing as of such Transfer Date;

           (vii)  The Subsequent Finance Period shall not have terminated;

           (viii) The Depositor shall have delivered to the Indenture Trustee and the Eligible Lender Trustee an Officers' Certificate in substantially the form of Annex C to the Transfer Agreement, confirming the satisfaction of each condition precedent specified in this paragraph (c);

           (ix) The Depositor shall have taken all action required to maintain the ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Financed Student Loans; and

           (x) No selection procedures believed by the Depositor to be adverse to the interests of the Certificateholders or the Noteholders shall have been utilized in selecting the Subsequent Financed Student Loans; provided, however, that the Depositor shall not incur any liability as a result of transferring Subsequent Financed Student Loans on any Transfer Date at a time when the condition set forth in clause
         (v) was not satisfied, if at the time of such transfer the Depositor was not aware of any fact that would reasonably suggest that such condition would not be satisfied as of such date.

    (d) Upon delivery of Subsequent Financed Student Loans to the Issuer pursuant to this Section 2.1, the Depositor may direct the Eligible Lender Trustee and the Indenture Trustee to apply Consolidation Prepayments on deposit in the Collection Account to pay to the Depositor the Subsequent Financing Purchase Price for such Subsequent Financed Student Loans in immediately available funds.

SECTION 2.2.      EXCHANGE OF FINANCED STUDENT LOANS.

    (a) In lieu of purchasing or repurchasing Financed Student Loans for cash pursuant to Sections 3.2(b) or 5.5(b), the Depositor may, subject to Section 2.1(c), transfer to the Issuer during the Subsequent Finance Period a Subsequent Financed Student Loan which satisfies the following additional criteria: (A) the Subsequent Financed Student Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (B) the Subsequent Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed Student Loan for which it is being exchanged and (C) the average principal balance per Obligor of the Subsequent Financed Student Loans that are being transferred into the Issuer on each Transfer Date and the existing Financed Student Loans for which they are being exchanged pursuant to this Section 2.2(a) is within 10% (plus or minus) of the average principal balance per Obligor of the Financed Student Loans being transferred to the Depositor on such Transfer Date.

    (b) Upon receipt of such Subsequent Financed Student Loans, the Eligible Lender Trustee shall execute and deliver to the Depositor an Assignment in substantially the form of Annex B to the Transfer Agreement.

    (c)  Adjustment Payments.

           (i) If on any Transfer Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Subsequent Financed Student Loans being exchanged on such Transfer Date is less than that of all the Financed Student Loans for which they are being exchanged, the Depositor shall deposit into the Collection Account on the related Transfer Date an amount equal to such difference.

           (ii) If on any Transfer Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Subsequent Financed Student Loans being exchanged on such Transfer Date is greater than that of all the Financed Student Loans for which they are being exchanged, the Depositor may instruct the Indenture Trustee to pay to the Depositor from Consolidation Prepayments on deposit in the Collection Account an amount equal to such excess.

SECTION 2.3.      ADDITIONAL FINANCED STUDENT LOANS.

    (a) If the Transfer and Servicing Agreement provides for a Pre-Funding Account, the Issuer will use the amount deposited therein to acquire through the Eligible Lender Trustee Additional Financed Student Loans from the Depositor during the Pre-Funding Period.

    (b) The purchase price for such Additional Financed Student Loans on any Transfer Date shall be set forth in the applicable Transfer Agreement.

    (c) If (x) the Pre-Funding Account has not been reduced to zero on the last day of the Funding Period, or (y) the Pre-Funding Account has been reduced to less than $100,000, the Administrator shall instruct the Indenture Trustee to withdraw the remaining balance in the Pre-Funding Account and apply it as an additional principal payment on the Notes on the Payment Date next following the last day of the Pre-Funding Period, or date when the Pre-Funding Account has been reduced to less than $100,000, as applicable.

SECTION 2.4.      SECURITY AGREEMENT.

         Although it is the intent of the parties that the conveyance of the Depositor's right, title and interest in and to the Financed Student Loans pursuant to the Transfer and Servicing Agreement or Subsequent Financed Student Loans or Additional Financed Student Loans pursuant to any Transfer Agreement shall constitute a contribution and sale and not a loan, if such conveyance is deemed to be a loan, it is the intent of the parties that the Depositor shall be deemed to have Granted to the Eligible Lender Trustee, on behalf of the Issuer, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Financed Student Loans and the proceeds thereof, and that the Transfer and Servicing Agreement shall constitute a security agreement under applicable law. It is the further intent of the parties that if the Issuer is disregarded for whatever reason or purpose, the Depositor's foregoing Grant of a first priority perfected security interest shall be deemed to be directly to, and for the direct benefit of, the Indenture Trustee.


                                   ARTICLE III

                           THE FINANCED STUDENT LOANS

SECTION 3.1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF DEPOSITOR WITH RESPECT TO THE FINANCED STUDENT LOANS.

         The Depositor hereby makes the following representations and warranties as to the Financed Student Loans on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) such Financed Student Loans. Such representations and warranties speak as of the Closing Date, in the case of the Initial Financed Student Loans, and as of the applicable Transfer Dates in the case of the Subsequent Financed Student Loans or Additional Financed Student Loans, but shall survive the contribution, transfer and assignment of such Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

           (i) Characteristics of Financed Student Loans. Each Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto, (B) was originated or acquired by the Transferor in the ordinary course of its business and acquired by the Eligible Lender Trustee on behalf of the Depositor from the Transferor, and (C) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Financed Student Loan by its maturity and yields interest at the rate applicable thereto (except as otherwise provided in the Transfer and Servicing Agreement), as such maturity may be modified in accordance with any applicable deferment or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act, the HEAL Act, the HEAL Insurance Contract, any Guarantee Agreement or any Private Loan Program. Each Financed Student Loan that is a Stafford Loan qualifies the holder thereof (assuming such holder is an eligible lender under the Higher Education Act and has a guarantee agreement with the applicable Guarantee Agency of such loan) to receive Interest Subsidy Payments and Special Allowance Payments from the Department of Education. Each Financed Student Loan that is a Consolidation Loan, a PLUS Loan, a SLS Loan or an Unsubsidized Stafford Loan qualifies the holder thereof (assuming such holder is an eligible lender under the Higher Education Act and has a guarantee agreement with the applicable Guarantee Agency of such loan) to receive Special Allowance Payments from the Department of Education to the extent applicable. Each Financed FFELP Loan qualifies the holder thereof (assuming such holder is an eligible lender under the Higher Education Act and has a guarantee agreement with the applicable Guarantee Agency of such loan) to receive Guarantee Payments from the applicable Guarantee Agency in accordance with the applicable Guarantee Agreement. Each Financed HEAL Loan qualifies the holder thereof (assuming such holder is an eligible lender under the HEAL Act and has an insurance contract with the Secretary of HHS) to receive Insurance Payments from the Department of HHS in accordance with the HEAL Insurance Contract. Each Financed Private Loan qualifies the holder thereof (assuming such holder is an eligible lender under the related Private Loan Program) to receive applicable benefits accruing to the holder under such Private Loan Program. At all times prior to the transfer of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer under the Transfer and Servicing Agreement, the Depositor (through the Eligible Lender Trustee) and each predecessor originator or holder of the Financed Student Loans (a) with respect to each Financed FFELP Loan was an eligible lender under the Higher Education Act and had a guarantee agreement with the applicable Guarantor of such loan, (b) with respect to each Financed HEAL Loan was an eligible lender under the HEAL Act and had an insurance contract with the Secretary of HHS; and (c) with respect to each Financed Private Loan, was an eligible lender with respect thereto.

           (ii) Schedule of Financed Student Loans. The information concerning the Financed Student Loans set forth in Schedule A to the Transfer and Servicing Agreement and Schedule A of the related Transfer Agreement is true and correct in all material respects as of the close of business on the Cut-off Date (with respect to Schedule A to the Transfer and Servicing Agreement) or each applicable Subsequent Cut-off Date (with respect to Schedule A to such Transfer Agreement), as applicable. The computer tape or electronic data transmission regarding the Initial Financed Student Loans is true and correct in all material respects as of the Cut-off Date and each computer tape or electronic data transmission regarding the Subsequent Financed Student Loans and Additional Student Loans will be true and correct in all material respects as of the related Subsequent Cut-off Date.

           (iii) Compliance with Law. Except with respect to any VELA Service Errors that have been waived by the Department of Education and the applicable Guarantee Agency, at the time each Financed Student Loan was originated or made and at the execution of the Transfer and Servicing Agreement or the applicable Transfer Agreement, as the case may be, each Financed Student Loan complied or complies, and the Depositor and its agents, with respect to each such Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including the Higher Education Act with respect to FFELP Loans, the HEAL Act with respect to HEAL Loans, the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B and other applicable consumer credit laws and equal credit opportunity laws.

           (iv) Binding Obligation. Each Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing of the related borrower, enforceable by or on behalf of the holder thereof against such borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity, and no Financed Student Loan has been satisfied, subordinated or rescinded.

           (v) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or, to the Depositor's knowledge, threatened with respect to any Financed Student Loan.

           (vi) No Default. No Initial Financed Student Loan has a payment that is more than 90 days overdue as of the Cut-off Date, and no Subsequent Financed Student Loan or Additional Financed Student Loan will have a payment that is more than 90 days overdue as of its related Subsequent Cut-off Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has occurred; and, except for payment defaults and other circumstances creating a delinquency continuing for a period of not more than 90 days, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has arisen; and the Depositor has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

           (vii) Title. It is the intention of the Depositor that the transfer and assignment herein contemplated constitutes a sale of the Financed Student Loans from the Depositor to the Eligible Lender Trustee on behalf of the Issuer, and the beneficial interest in and title to such Financed Student Loans shall not be part of the debtor's estate in the event of the Depositor's bankruptcy or insolvency. No Financed Student Loan has been transferred, assigned or pledged by the Depositor to any Person other than the Eligible Lender Trustee on behalf of the Issuer, or any such assignment or pledge has been released. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good title to each Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Eligible Lender Trustee on behalf of the Issuer shall have good title to each such Financed Student Loan, free and clear of all Liens, and the transfer to the Indenture Trustee shall have been perfected under the UCC. No Financed Student Loan was subject to a third party's right of first refusal with respect to the transfer from the Depositor provided for herein, and the transfer of the Financed Student Loans as contemplated hereby will not violate in any material respect the terms of any Subservicing Agreement or any other material agreement or arrangement to which the Depositor is a party.

           (viii) Lawful Assignment. No Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the contribution, transfer and assignment of such Financed Student Loan under the Transfer and Servicing Agreement or any Transfer Agreement is unlawful, void or voidable.

           (ix) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected security interest in the Financed Student Loans (if, despite the express intention of the parties hereto, the transfer of the Financed Student Loans is deemed a loan), and to give the Indenture Trustee a first perfected security interest therein, shall have been made or have been delivered for filing.

           (x) One Original. To the best knowledge of the Depositor, there is only one original executed copy of each promissory note evidencing a Financed Student Loan.

           (xi) Interest Rate. Except as may be provided in the Transfer and Servicing Agreement, each Financed FFELP Loan included in the Initial Financed Student Loans bears interest at the "applicable interest rate" permitted for such loan under the Higher Education Act. Except as provided in the Transfer and Servicing Agreement, the Financed HEAL Loans included in the Initial Financed Student Loans bear interest, calculated on a variable rate basis, that varies every calendar quarter throughout the life of the loan. Under the HEAL Act, for each calendar quarter, the Department of HHS determines the general maximum annual HEAL interest rate by (i) determining the average of the bond equivalent rates reported for the 91-day U.S. Treasury bills auctioned for the preceding calendar quarter, (ii) adding 3 percentage points, and (iii) rounding that figure to the next higher one-eighth of one percent.

           (xii) Interest Accruing. Each Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the Obligor or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

SECTION 3.2.      REPURCHASE UPON BREACH; REIMBURSEMENT.

    (a) The Depositor, the Master Servicer or the Eligible Lender Trustee, as the case may be, shall notify the other parties to the Transfer and Servicing Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the representations and warranties of the Depositor made pursuant to Sections 3.1 and 7.1 hereof that has resulted in the failure of a Guarantee Agency (including for this purpose a guarantor under a Private Loan Program) to make a Guarantee Payment (or guarantee payment) or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee. Unless any such breach shall have been cured within 120 days following the discovery thereof by the Depositor or receipt by the Depositor of written notice from the Eligible Lender Trustee or the Master Servicer of such breach, the applicable Financed Student Loan shall be retransferred, reassigned, resetover and otherwise reconveyed to the Eligible Lender Trustee on behalf of the Depositor as of the first day succeeding the end of such 120-day period that is the last day of a Collection Period; provided, however, that in the case of any representation or warranty the breach of which may be cured by reinstatement of the Guarantee Agency's obligation to guarantee payment or the Department of HHS' obligation to insure payment, such cure period shall be 360 days (instead of 120 days), in each case following the earlier of the date on which such breach is discovered by the Depositor and the date of the Servicer's receipt of the Guarantee Agency, Department of HHS or Private Loan Program reject transmittal form with respect to such Financed Student Loan. Notwithstanding the foregoing, if as of the last day of any Collection Period the aggregate principal amount of Financed Student Loans with respect to which claims have been filed with and rejected by a Guarantee Agency (including for this purpose a guarantor under a Private Loan Program) or the Department of HHS as a result of a breach of a representation or warranty of the Depositor in Sections 3.1 or Section 7.1 hereof or a breach of the obligations of the Master Servicer under Sections 5.1 through 5.4 hereof or with respect to which the Master Servicer determines that claims cannot be filed pursuant to the Higher Education Act or the HEAL Act, as the case may be, as a result of such a breach exceeds the lesser of $250,000 or 0.25% of the Pool Balance as of such date, the Depositor shall repurchase within 120 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Financed Student Loans in an aggregate principal amount such that after such repurchases (or purchases by the Master Servicer pursuant to Section 5.5 hereof) the aggregate principal amount of affected Financed Student Loans is equal to or less than the lesser of $250,000 or 0.25% of the Pool Balance. The Financed Student Loans to be repurchased by the Depositor pursuant to the preceding sentence (or by the Master Servicer pursuant to Section 5.5 hereof) will be based on the date of claim rejection, with the Financed Student Loans with the earliest such dates to be repurchased or purchased first. In consideration of and simultaneously with the repurchase of the Financed Student Loan, the Depositor shall remit the Purchase Amount in the manner specified in
Section 6.4, and the Issuer shall execute such assignments and other documents reasonably requested by the Transferor in order to effect such transfer. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Eligible Lender Trustee on behalf of the Depositor.


    (b) In addition, if any such breach does not trigger such a repurchase obligation but does result in (i) the refusal by the Department of HHS to insure the applicable portion of the accrued interest with respect to any Financed HEAL Loan, or (ii) the refusal by a Guarantee Agency to guarantee the applicable portion of the accrued interest, or the loss of (including any obligation of the Issuer to repay to the Department of Education) certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed FFELP Loan, then, unless such breach, if curable, is cured within 120 days following the discovery thereof by the Transferor or receipt by the Transferor of written notice from the Eligible Lender Trustee, the Depositor shall, at its option, either (y) repurchase through the Eligible Lender Trustee such Financed Student Loan (but only if an actual failure to pay any such amount to the Eligible Lender Trustee occurs or the Eligible Lender is required to repay such an amount which has been previously paid) at the applicable Purchase Amount, or (z) reimburse the Issuer by remitting an amount equal to the sum of all amounts that would have been payable if not for such breach in the manner specified in
Section 6.4 not later than the last day of the Collection Period in which such 120th day occurs (or, to the extent that all or a portion of such amount is not otherwise due and payable as of such date, that portion shall be remitted to the Collection Account on the last day of the Collection Period during which such amount would otherwise be due and payable).

    (c) In lieu of remitting the Purchase Price with respect to a Financed Student Loan to be repurchased pursuant to Section 3.2(b), the Depositor may transfer to the Eligible Lender Trustee Subsequent Financed Student Loans as provided in Section 2.2(a).

    (d) The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the representations and warranties of the Transferor pursuant to Sections 3.1 and 7.1 hereof and the agreement contained in this Section 3.2 shall be to require the Depositor to repurchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section 3.2, subject to the conditions contained herein. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Financed Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.2.

                                   ARTICLE IV

                                     CUSTODY

SECTION 4.1.      CUSTODY OF FINANCED STUDENT LOAN FILES.

    (a) To assure uniform quality in servicing the Financed Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Master Servicer as custodian of the Financed Student Loan Files with respect to the Financed FFELP Loans. To that end, the Master Servicer (or its designee pursuant to Subsection 4.1(b), shall maintain as custodian the following documents or instruments with respect to each Financed FFELP Loan:

           (i) the original fully executed copy of the note evidencing the Financed FFELP Loan (which may be included in the application) unless such note is in the custody of a Guarantee Agency;

           (ii) the original loan application fully executed by the related borrower (which may be included in the note evidencing a Financed FFELP
         Loan); and

           (iii) any and all other documents and computerized records that any of the Master Servicer, the Administrator or the Depositor shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any Obligor with respect thereto.

    (b) Notwithstanding the foregoing, each Subcustodian appointed pursuant to Section 4.6 who enters into a Subservicing Agreement may act as a custodian of the Related Financed Student Loan Files.

    (c) The custodian for the Financed Student Loan File relating to a Financed HEAL Loan or Financed Private Loan shall be selected by the Indenture Trustee at the request of the Issuer, provided, however, such custodian shall not be the Master Servicer and such custodian shall not hold such documents pursuant to this Transfer and Servicing Agreement.

SECTION 4.2.      DUTIES OF MASTER SERVICER AS CUSTODIAN.

    (a) Safekeeping. The Master Servicer, as custodian, shall hold or cause one or more Subcustodians appointed pursuant to Section 4.6, to (i) hold the Financed Student Loan Files for the benefit of the Issuer, and (ii) maintain such accurate and complete accounts, records and computer systems pertaining to each Financed Student Loan File as shall enable the Issuer to comply with the Transfer and Servicing Agreement and the other Basic Documents. In performing its duties as custodian, the Master Servicer shall act with reasonable care and shall ensure that it complies in all material respects with all applicable federal and state laws, including the Higher Education Act, with respect thereto. The Master Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Financed Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Financed Student Loan Files.

    (b) Maintenance of and Access to Records. The Master Servicer shall cause each Subcustodian to maintain the Related Financed Student Loan Files at the office specified opposite such Subcustodian's name in an Exhibit to the Transfer and Servicing Agreement or shall cause the Financed Student Loan Files to be maintained at such other offices as shall be specified by written notice to the Issuer and the Indenture Trustee not later than 60 days after any change in location. Upon reasonable prior notice, the Master Servicer shall make available, or cause each Subcustodian to make available, to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors (i) a list of locations of the Financed Student Loan Files and (ii) the related accounts, records and computer systems at the locations identified in the list provided pursuant to clause (i) of this Section 4.2(b) and at such times which are in accordance with the applicable Subservicing Agreements.

SECTION 4.3.      INSTRUCTIONS; AUTHORITY TO ACT.

         The Master Servicer shall be deemed to have received proper instructions with respect to the Financed Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

SECTION 4.4.      CUSTODIAN'S INDEMNIFICATION.

    (a) The Master Servicer shall pay from its own funds for any Indemnifiable Expense that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Delaware Trustee or the Indenture Trustee or any of their officers, directors, employees and agents to the extent such Indemnifiable Expense results from the Master Servicer's failure to perform its duties as specified in this Article IV where the final determination that any such improper act or omission by the Master Servicer or any Subcustodian resulted in such Indemnifiable Expense is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer; provided, however, that the Master Servicer shall not be liable (i) to the Eligible Lender Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee, (ii) to the Delaware Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Delaware Trustee and (iii) to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. This provision shall not be construed to limit the Master Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of the Transfer and Servicing Agreement; provided, however, the Master Servicer shall not be liable for any such Indemnifiable Expense imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary contained in this Article IV, in no event shall the Master Servicer be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Master Servicer has been advised of the possibility of such damages.

    (b) Promptly after receipt by an indemnified party under this Section 4.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 4.4, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under
Section 4.4, except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from its own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

    (c) The indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

SECTION 4.5.      EFFECTIVE PERIOD AND TERMINATION.

         The Master Servicer's appointment as custodian of the Financed Student Loan Files shall become effective as of the applicable Closing Date or Transfer Date and shall continue in full force and effect for so long as the Master Servicer shall remain the Master Servicer hereunder. If the Master Servicer or any successor Master Servicer shall resign as Master Servicer in accordance with the provisions of the Transfer and Servicing Agreement or if all the rights and obligations of the Master Servicer or any such successor Master Servicer shall have been terminated under Section 10.1 of the Transfer and Servicing Agreement, the appointment of the Master Servicer or such successor Master Servicer as custodian shall be terminated simultaneously with the effectiveness of such termination. As soon as practicable on or after any termination of such appointment (and in any event within (i) 10 Business Days, with respect to that portion of the Financed Student Loan Files consisting of electronic records and information that is reasonably available and deliverable within 10 Business Days, and (ii) 30 Business Days, with respect to the remaining portion of the Financed Student Loan Files), the Master Servicer shall deliver, to the extent in its possession, the Financed Student Loan Files to the Indenture Trustee or the Indenture Trustee's agent at such reasonable place or places as the Indenture Trustee may designate.

SECTION 4.6.      APPOINTMENT OF SUBCUSTODIAN.

    (a) The Master Servicer may at any time appoint one or more Servicers to act as a subcustodian (each a "Subcustodian") of the Financed Student Loan Files of the Financed Student Loans being serviced by such Servicer (the "Related Financed Student Loan Files") to perform all or any portion of its obligations as custodian hereunder; provided, however, that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the custodial services with respect to the Financed Student Loan Files in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subcustodian and to the same extent and under the same terms and conditions as if the Master Servicer alone were performing the custodial services. The fees and expenses of the Subcustodian shall be as agreed between the Master Servicer and its Subcustodian from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Delaware Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

    (b) The appointment of a Subcustodian by the Master Servicer shall become effective as of the date specified in the related Subservicing Agreement and shall continue in full force and effect with respect to each such Subcustodian and its Related Financed Student Loan Files for so long as such Subcustodian is a Servicer of the Financed Student Loans relating to such Financed Student Loan Files. As soon as practicable following the occurrence of an event of default as to which the Master Servicer is aware or has received notice of that is continuing under a Subservicing Agreement, the Master Servicer shall cause each applicable Subcustodian to deliver the Related Financed Student Loan Files as directed by the Master Servicer.


                                    ARTICLE V

             ADMINISTRATION AND SERVICING OF FINANCED STUDENT LOANS

SECTION 5.1.      DUTIES OF MASTER SERVICER.

         The Master Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Financed Student Loans with reasonable care. Without limiting the generality of the foregoing or of any other provision set forth in the Transfer and Servicing Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall manage, service, administer and make collections with respect to the Financed Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Issuer) in accordance in all material respects with all applicable federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any Guarantee Agreement with respect to the Financed FFELP Loans, of the HEAL Act and the HEAL Insurance Contract with respect to the Financed HEAL Loans, and of the applicable Private Loan Program with respect to the Financed Private Loans, the failure to comply with which would adversely affect the eligibility of one or more of the Financed FFELP Loans for Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments, the eligibility of one or more of the Financed HEAL Loans for Insurance Payments, the eligibility of one or more of the Financed Private Loans for benefits under the applicable Private Loan Program, or would have a material adverse effect on the Certificateholders or the Noteholders.

         The Master Servicer's duties shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers' status, making required disclosures to borrowers, investigating delinquencies, sending bills or payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator. Subject to the provisions of Section 5.2, the Master Servicer shall follow customary standards, policies and procedures in performing its duties as Master Servicer. Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders, or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Financed Student Loans; provided, however, that the Master Servicer agrees that it will not (a) permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee or (b) except as otherwise provided in Section 5.13, reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable deferment or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Financed Student Loans; provided further, however, that the Master Servicer shall not agree to any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan except as otherwise permitted in accordance with applicable standards, guidelines and requirements of the Higher Education Act and any Guarantee Agreement with respect to the Financed FFELP Loans, by the HEAL Act and the HEAL Insurance Contract with respect to the Financed HEAL Loans and by the applicable Private Loan Program, with respect to the Financed Private Loans. Notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, (i) not collect late charges that may be due on Financed Student Loans, and (ii) waive remaining amounts owing under a Financed Student Loan up to and including $250.00. The Master Servicer also shall be responsible for advising the Eligible Lender Trustee and the Indenture Trustee of any action required to be taken to maintain each Guarantee Agreement, any HEAL Insurance Contract and any applicable agreement with a Private Loan Program. The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer to sign endorsements of the notes relating to the Financed Student Loans on behalf of the Eligible Lender Trustee in connection with conveyances pursuant to Section 2.2 hereof and to maintain any and all collection procedures with respect to the Financed Student Loans, including filing, pursuing and recovering claims against the Guarantee Agencies for Guarantee Payments, the Department of HHS for Insurance Payments and the applicable Private Loan Program, and taking any steps to enforce such Financed Student Loan such as commencing a legal proceeding to enforce a Financed Student Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Eligible Lender Trustee or the Indenture Trustee shall upon the written request of the Master Servicer or the Administrator furnish the Master Servicer or the Administrator with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrator to carry out its servicing and administrative duties hereunder.

SECTION 5.2.      COLLECTION OF FINANCED STUDENT LOAN PAYMENTS.

    (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Financed Student Loans as and when the same shall become due. The Master Servicer may in its discretion waive any late payment charge or any other fees in addition to any fee or waiver permitted under Section 5.1 that may be collected in the ordinary course of servicing a Financed Student Loan.

    (b) The Master Servicer shall make reasonable efforts to claim, pursue and collect all (i) Guarantee Payments from the Guarantee Agency pursuant to the Guarantee Agreements, (ii) all Insurance Payments from the Department of HHS pursuant to the HEAL Insurance Contract and (iii) all payments due from the applicable Private Loan Program, with respect to any of the Financed Student Loans as and when the same shall become due and payable, and shall comply in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments. In connection therewith, the Master Servicer is hereby authorized and empowered to convey (x) to any Guarantee Agency the note and the related Financed Student Loan File representing any Financed FFELP Loan in connection with submitting a claim to such Guarantee Agency for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement (y) to the Department of HHS the note and the related Financed Student Loan File representing any Financed HEAL Loan in connection with submitting a claim to the Department of HHS for an Insurance Payment in accordance with the terms of the HEAL Insurance Contract and (z) to the applicable Private Loan Program the note and related Financed Student Loan File representing any Financed Private Loan in connection with submitting a claim to the Private Loan Program in accordance with the terms of such Program, whereupon the Lien of the Indenture Trustee relating to such Financed Student Loan shall be released without any further action of any kind.

    (c) The Eligible Lender Trustee shall, with the assistance of the Master Servicer and on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department of Education with respect to any of the Financed FFELP Loans as and when the same shall become due and payable, shall comply in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments. All amounts so collected by the Eligible Lender Trustee shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account in accordance with
Section 6.4. In connection therewith, the Master Servicer shall prepare and file with the Department of Education on a timely basis all claims, forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department of Education. The Eligible Lender Trustee shall, upon the written request of the Master Servicer, furnish the Master Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer to prepare and file such claims, forms and other documents and filings.

    (d) The Eligible Lender Trustee may permit trusts, other than the Issuer pursuant to a Transfer and Servicing Agreement, established by the Depositor or the Transferor to securitize student loans to use the Department of Education and the Department of HHS lender identification numbers applicable to such Issuer. In such event, the Eligible Lender Trustee may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Financed Student Loans of the Issuer and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department of Education, any Guarantee Agency or the Department of HHS to any such other trust using such common lender identification number as a result of amounts (including, but not limited to, consolidation fees) owing to the Department of Education, any Guarantee Agency or the Department of HHS from the Issuer will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department of Education, any Guarantee Agency or the Department of HHS with respect to the student loans in the Issuer and such other trust) to have been assessed against the Issuer and shall be deducted by the Eligible Lender Trustee or the Master Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Issuer. Any amounts assessed against payments due from the Department of Education, any Guarantee Agency or the Department of HHS to the Issuer as a result of amounts owing to the Department of Education, any Guarantee Agency or the Department of HHS to the Issuer from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Eligible Lender Trustee or the Master Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Issuer.

SECTION 5.3.      REALIZATION UPON FINANCED STUDENT LOANS.

         For the benefit of the Issuer, the Master Servicer shall use reasonable efforts consistent with customary servicing practices and procedures and including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement with respect to the Financed FFELP Loans, under the HEAL Act and the HEAL Insurance Contract with respect to the Financed HEAL Loans and any applicable Private Loan Program requirements with respect to the Financed Private Loans, in its servicing of any delinquent Financed Student Loans.

SECTION 5.4.      NO IMPAIRMENT.

         The Master Servicer shall not impair in any material respect the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Financed Student Loans, in any Guaranty Agreement, in the HEAL Insurance Contract or in any agreement relating to the Financed Private Loans.

SECTION 5.5.      PURCHASE OF FINANCED STUDENT LOANS; REIMBURSEMENT.

    (a) The Master Servicer or the Eligible Lender Trustee, as the case may be, shall inform the other parties to the Transfer and Servicing Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of an obligation under Section 5.1, 5.2, 5.3 or 5.4 hereof that has resulted in the failure of a Guarantee Agency (including for this purpose a guarantor under a Private Loan Program) to make a Guarantee Payment (or guarantee payment) or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee. Unless any such breach shall have been cured within 120 days following the discovery thereof by the Master Servicer or receipt by the Master Servicer of written notice from the Eligible Lender Trustee of such breach, the applicable Financed Student Loan shall be transferred, assigned, setover and otherwise conveyed to the Master Servicer as of the first day succeeding the end of such 120-day period that is the last day of a Collection Period; provided, however, that in the case of any obligation the breach of which may be cured by reinstatement of the Guarantee Agency's obligation to guarantee payment or the Department of HHS' obligation to insure payment, such cure period shall be 360 days (instead of 120 days), in each case following the earlier of the date on which such breach is discovered by the Master Servicer and the date of the Servicer's receipt of the Guarantee Agency, Department of HHS or Private Loan Program reject transmittal form with respect to such Financed Student Loan. Notwithstanding the foregoing, if as of the last day of any Collection Period the aggregate principal amount of Financed Student Loans with respect to which claims have been filed with and rejected by a Guarantee Agency (including for this purpose a guarantor under a Private Loan Program) or the Department of HHS as a result of a breach of a representation or warranty of the Depositor in Sections 3.1 or Section 7.1 hereof or a breach of the obligations of the Master Servicer under Sections 5.1 through 5.4 hereof or with respect to which the Master Servicer determines that claims cannot be filed pursuant to the Higher Education Act or the HEAL Act, as the case may be, as a result of such a breach exceeds the lesser of $250,000 or 0.25% of the Pool Balance as of such date, the Master Servicer shall purchase (or Depositor shall repurchase pursuant to Section 3.2 hereof) within 120 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Financed Student Loans in an aggregate principal amount such that after such purchases or repurchases the aggregate principal amount of affected Financed Student Loans is equal to or less than the lesser of $250,000 or 0.25% of the Pool Balance. The Financed Student Loans to be purchased by the Master Servicer pursuant to the preceding sentence (or repurchased by the Depositor pursuant to Section 3.2 hereof) will be based on the date of claim rejection, with the Financed Student Loans with the earliest such dates to be purchased or repurchased first. In consideration of and simultaneously with the purchase of the Financed Student Loan, the Master Servicer shall remit the Purchase Amount, in the manner specified in Section 6.4, and the Issuer shall execute such assignments and other documents reasonably requested by the Master Servicer in order to effect such transfer. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Master Servicer.

    (b) In addition, if any such breach does not trigger such a purchase obligation but does result in (i) the refusal by the Department of HHS to insure the applicable portion of the accrued interest with respect to any Financed HEAL Loan, or (ii) the refusal by a Guarantee Agency to guarantee the applicable portion of the accrued interest, or the loss of (including any obligation of the Issuer to repay to the Department of Education) certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed FFELP Loan, then, unless such breach, if curable, is cured within 120 days following the discovery thereof by the Master Servicer or receipt by the Master Servicer of written notice from the Eligible Lender Trustee, the Master Servicer shall, at its option, either (y) purchase such Financed Student Loan (but only if an actual failure to pay any such amount to the Eligible Lender Trustee occurs or the Eligible Lender is required to repay such an amount which has been previously paid) at the applicable Purchase Amount, or (z) reimburse the Issuer by remitting an amount equal to the sum of all amounts that would have been payable if not for such breach in the manner specified in Section 6.4 not later than the last day of the Collection Period in which such 120th day occurs (or, to the extent that all or a portion of such amount is not otherwise due and payable as of such date, that portion shall be remitted to the Collection Account on the last day of the Collection Period during which such amount would otherwise be due and payable).

    (c) If agreed between the Depositor and the Master Servicer at the time of such transfer, the Depositor, on behalf of the Master Servicer, may transfer to the Eligible Lender Trustee Subsequent Financed Student Loans as provided in
Section 2.2(a) in lieu of remitting the Purchase Price with respect to a Financed Student Loan to be repurchased pursuant to Section 5.5(b).

    (d) The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the obligations of the Master Servicer under Sections 5.1 through 5.4 hereof and the agreement contained in this Section 5.5 shall be to require the Master Servicer to purchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section 5.5, subject to the conditions contained herein. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Financed Student Loan or the reimbursement for any interest penalty pursuant to this Section 5.5.

SECTION 5.6.      SERVICING FEE.

         For its services hereunder, the Master Servicer shall be entitled to receive the Servicing Fee in the amount of manner set forth in the Transfer and Servicing Agreement.

SECTION 5.7.      ADMINISTRATOR'S CERTIFICATE.

    (a) On each Payment Determination Date for a Series of Notes, the Administrator shall deliver to the Indenture Trustee and the Eligible Lender Trustee in writing the Class Interest Amount and Principal Payment Amount applicable to each Class of such Series of Notes, and all amounts to be paid to Certificateholders on the related Payment Date. On each Payment Determination Date relating to a Quarterly Payment Date, the Administrator also shall deliver to the Indenture Trustee and the Eligible Lender Trustee in writing the Transaction Fees (separately and in the aggregate) payable on such Quarterly Payment Date. Two Business Days prior to the 25th day of each month, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the Consolidation Loan Fees for the preceding Collection Period.

    (b) On each Payment Determination Date for a Series, the Administrator shall identify Financed Student Loans securing such Series to be repurchased by the Depositor or purchased by the Master Servicer (whether pursuant to Section 2.2, 3.2 or 5.5), or acquired by any Guarantee Agency, by the Department of HHS or Private Loan Program, by borrower social security number.

    (c) On or before each Payment Determination Date, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Depositor, the Administrator's Certificate substantially in the form of Exhibit D.

SECTION 5.8.      ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

    (a) Each of the Master Servicer and the Administrator shall deliver to the Depositor, the Eligible Lender Trustee and the Indenture Trustee, on or before April 30 of each year with respect to each Series of Notes issued prior to July 1 of the preceding year, an Officer's Certificate of the Master Servicer and the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Master Servicer or the Administrator, as the case may be, during the preceding 12-month period (or, in the case of the first such certificate with respect to a Series, during the period from the Closing Date to the end of December) and of its performance under each Transfer and Servicing Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer or the Administrator, as the case may be, has fulfilled in all material respects all its obligations under the Transfer and Servicing Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Eligible Lender Trustee shall send a copy of each such Officers' Certificate and each report referred to in
Section 5.9 to the Rating Agencies. A copy of each such Officers' Certificate and each report referred to in Section 5.9 may be obtained by any Noteholder or Note Owner by a request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is a Noteholder or Note Owner. Pursuant to the Indenture, upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of Noteholders as of the date specified by the Eligible Lender Trustee.

    (b) The Master Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Transferor and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Default under Section 10.1(a).

    (c) The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 10.1(b).

SECTION 5.9.      ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT
                  OR REPORTS.

         Each of the Master Servicer and the Administrator shall cause KPMG Peat Marwick LLP, or any other nationally recognized firm of independent certified public accountants (which may also render its services to the Master Servicer and the Administrator), to deliver to the Depositor, the Eligible Lender Trustee, the Indenture Trustee and any Servicer on or before April 30 of each year one or more reports addressed to the Depositor, the Eligible Lender Trustee and the Indenture Trustee with respect to each Series of Notes issued prior to July 1 of the preceding year to the effect that such accountants have relied upon the assertions by the Master Servicer's and Administrator's management about the Master Servicer's and Administrator's compliance with Sections 4.1, 4.2, 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 6.2, 6.5, 6.6, 6.7, 9.6(ii), (iv), (vii),
(xxi) and 9.8(a) hereof, the payment provisions of each Transfer and Servicing Agreement during the preceding calendar year (or, in the case of the first such report with respect to a Series, during the period from the Closing Date to the end of December) and in any such accountant's opinion(s), such assertions are fairly stated in all material respects, except for (i) such exceptions as any such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report(s). If any such firm requires the Indenture Trustee or the Eligible Lender Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Indenture Trustee or the Eligible Lender Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee or the Eligible Lender Trustee, as applicable, will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Indenture Trustee and the Eligible Lender Trustee make no independent inquiry or investigation as to and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Such report(s) will also indicate that the firm is independent of the Master Servicer and the Administrator within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 5.10. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING FINANCED STUDENT LOANS.

         Upon reasonable prior notice, the Master Servicer shall, or shall cause each Servicer to, provide access to the Related Financed Student Loan Files and the related accounts, records and computer systems maintained by the Master Servicer or such Servicer, as the case may be, to (i) the Eligible Lender Trustee and (ii) the Indenture Trustee and their respective duly authorized representatives, attorneys or auditors; provided, however, that, except as otherwise set forth in Section 10.18 of the Master Indenture, agreed to by the Master Servicer or required by law, (A) such Persons shall maintain the confidentiality of the information in such Financed Student Loan Files and the related accounts, records and computer systems and not use any of such information for any purpose except in connection with performing their obligations as Eligible Lender Trustee or Indenture Trustee, and (B) access to the computer systems shall be limited to obtaining, and only to the extent necessary to obtain, information relating to the Financed Student Loans for purposes of performing their obligations as Eligible Lender Trustee or Indenture Trustee. Access shall be afforded without charge (except that the reasonable cost of photocopying shall be borne by the party requesting copies), but only upon reasonable request and during the normal business hours at the respective offices of the applicable Servicer. Nothing in this Section shall affect the obligation of the Master Servicer (or a Servicer) to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer to provide (or cause each Servicer to provide) access to information as a result of such obligation shall not constitute a breach of this Section.

SECTION 5.11.     MASTER SERVICER AND ADMINISTRATOR EXPENSES.

         The Master Servicer and the Administrator shall be severally required to pay all expenses incurred by them in connection with their respective activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator, the Noteholders and the Eligible Lender Trustee, as the case may be.

SECTION 5.12.     APPOINTMENT OF SERVICER.

    (a) The Master Servicer may at any time appoint a Servicer to perform all or any portion of its obligations as Master Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; provided further, that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Financed Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Financed Student Loans. The fees and expenses of each Servicer shall be as agreed between the Master Servicer and such Servicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall have any responsibility therefor.

    (b) The Master Servicer may at any time appoint one or more of its Affiliates to perform all or any portion of its obligations hereunder; provided, however, that the Master Servicer shall remain obligated and liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Financed Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Affiliate and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Financed Student Loans. The fees and expenses of each such Affiliate shall be as agreed between the Master Servicer and such Affiliate from time to time and none of the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall have any responsibility therefor

                                   ARTICLE VI

                     ACCOUNTS, COLLECTIONS AND DISTRIBUTIONS

SECTION 6.1.      ESTABLISHMENT OF TRUST ACCOUNTS.

    (a) The Indenture Trustee, for the benefit of the Noteholders for a Series of Notes (or one or more Series of Notes ratably secured by the same Financed Student Loans), shall establish and maintain in the name of the Indenture Trustee each of the Collection Account, the Note Payment Account, the Expense Account, the Advance Account and, if applicable, the Reserve Account and the Pre-Funding Account. The Eligible Lender Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Eligible Lender Trustee the Certificate Distribution Account. The foregoing accounts are referred to collectively as the "Trust Accounts." Each such Trust Account shall be an Eligible Deposit Account and, except for the Certificate Distribution Account, shall be entitled as follows: "[Name of Account] for the benefit of [Name of Issuer] and [Name of Indenture Trustee], as Indenture Trustee, as their interests may appear." The Certificate Payment Account shall be entitled as follows: "[Name of Issuer] Certificate Payment Account."

    (b) Funds on deposit in the Trust Accounts shall be invested by the Indenture Trustee and, in the case of the Certificate Distribution Account, the Eligible Lender Trustee, in Eligible Investments pursuant to written instructions from the Administrator on behalf of the Issuer; provided, however, it is understood and agreed that the Indenture Trustee and the Eligible Lender Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee and the Eligible Lender Trustee for the benefit of the Issuer. Except as may be specified otherwise in the Transfer and Servicing Agreement, all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be deposited in the Collection Account on the Business Day preceding each Payment Date or Quarterly Payment Date; provided, however, that net investment income on funds on deposit in the Certificate Distribution Account need only be transferred to the Collection Account when the amount of such investment income exceeds $1,000, but at least annually. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature or otherwise be available so that such funds will be available at the close of business on the Business Day preceding the day on which funds in the applicable Trust Account may be required to be withdrawn; provided, however, that funds on deposit in such Trust Accounts may be invested in Eligible Investments of the Indenture Trustee or of the Eligible Lender Trustee in the case of the Certificate Distribution Account which may mature so that such funds will be available on the following Business Day. Funds deposited in a Trust Account on a Business Day that immediately precedes a Payment Date or Quarterly Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight unless otherwise directed by telephone or facsimile and confirmed within 24 hours in writing by the Administrator.

    (c) (i) The Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account) shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. Subject to the Administrator's power to give instructions pursuant to paragraph (b) above and paragraph (c) (iii) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account) for the benefit of the Noteholders (and the Certificateholders). If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Administrator, on behalf of the Issuer, agrees that it shall within 10 Business Days (or such longer period not to exceed 30 days as to which the Rating Agencies may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator, on behalf of the Issuer, agrees that, if any of the Trust Accounts are not accounts with the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account), the Administrator shall notify the Indenture Trustee and the Eligible Lender Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

           (ii) With respect to the Trust Account Property, the Indenture Trustee agrees (or, with respect to the Certificate Distribution Account, the Eligible Lender Trustee agrees), by its acceptance thereof, that:

                       (A) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 6.1(c)(i); and, subject to Section 6.1(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account), and the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Payment Account) shall have sole signature authority with respect thereto;

                       (B) any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Article 8 of the UCC) acting solely for the Indenture Trustee;

                       (C) any Trust Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to federal book-entry regulation shall be Delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                       (D) any Trust Account Property that is an "uncertificated
                  security" under Article 8 of the UCC and that is not governed by clause (C) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

           (iii) The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts (or the Eligible Lender Trustee with respect to the Certificate Distribution Account) for the purpose of permitting the Master Servicer, the Administrator or the Eligible Lender Trustee to carry out its respective duties hereunder or under the Trust Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

SECTION 6.2.      COLLECTIONS.

    (a) The Master Servicer shall cause each Servicer to remit to the Collection Account, no less frequently than once every two weeks, all payments by or on behalf of the Obligors with respect to the Financed Student Loans for which it is acting as Primary Servicer (other than Purchased Student Loans). For purposes of this Article VI, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Financed Student Loans by or on behalf of borrowers thereof, the Guarantee Agencies, the Department of HHS and the applicable Private Loan Programs. The Master Servicer shall require each Servicer to provide notice by facsimile to the Indenture Trustee of all wire transfers made by such Servicer to the Indenture Trustee for deposits to the Collection Account.

   (b) Upon receipt of written notice (or telephonic or facsimile notice promptly followed by written notice) from the Master Servicer by the Eligible Lender Trustee and the Indenture Trustee, the Eligible Lender Trustee will convey to the Master Servicer (or the Master Servicer's designee) the Financed Student Loans identified in such notice, which are to be transferred to a Guarantee Agency in consideration of a related Guarantee Payment, the Department of HHS in consideration of an Insurance Payment or a private guarantor in consideration of guarantee payments.

SECTION 6.3.      APPLICATION OF COLLECTIONS.

         With respect to each Financed Student Loan, all collections (including all Guarantee Payments, all Insurance Payments and Private Loan Program payments) with respect thereto shall be applied in accordance with regulations of the Department of Education and the applicable Guarantee Agency in the case of Financed FFELP Loans, (ii) the Department of HHS in the case of Financed HEAL Loans and (iii) Private Loan Program in the case of Financed Private Loans.

SECTION 6.4.      ADDITIONAL DEPOSITS.

         Within two Business Days after receipt thereof, the Eligible Lender Trustee (or the Master Servicer on its behalf) shall deposit in the Collection Account the aggregate amount of Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Financed Student Loans, and the Depositor shall deposit in the Collection Account any amount owed pursuant to the Transfer and Servicing Agreement no later than the last day of the Collection Period during which any such amount is owed. The Master Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Master Servicer under Section 5.5 when such amounts are due, and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Depositor under Section 3.2 when such amounts are due. The Depositor, the Master Servicer and the Administrator also shall deposit in the Collection Account all amounts required to be deposited therein pursuant to, and within the time periods provided by, Section 2.2. Notwithstanding the foregoing, the Master Servicer shall deposit, or cause to be deposited, directly into the Reserve Account any payments of or with respect to principal relating to a Financed Student Loan for which any payment on account of a Realized Loss was previously distributed (but only up to the amount of such Realized Loss), and shall deposit, or cause to be deposited, directly into the Collection Account any payments of or with respect to interest relating to a Financed Student Loan for which any payment on account of a Realized Loss was previously distributed.

         The Master Servicer also shall, in its sole discretion, deposit into the Advance Account the amount of any Monthly Advances determined to be made by the Master Servicer pursuant to Section 6.9 no later than the Payment Determination Date relating to the Payment Date or Quarterly Payment Date when such amounts are to be applied as a payment of interest. Pursuant to Section 6.9, if after making a Monthly Advance the Master Servicer receives the Guarantee Payment, Special Allowance Payment, Interest Subsidy Payment, Insurance Payment or Private Loan Program payment for which such Monthly Advance was made, the Master Servicer shall be reimbursed immediately from such Guarantee Payment, Special Allowance Payment, Interest Subsidy Payment, Insurance Payment or Private Loan Program payment, as the case may be, on deposit in the Collection Account up to the amount of the related Monthly Advance or, if such Guarantee Payment, Special Allowance Payment, Interest Subsidy Payment, Insurance Payment or Private Loan Program payment is not received, the Master Servicer may reimburse itself from any funds on deposit in the Collection Account up to the amount of the related Monthly Advance.

SECTION 6.5.      DISTRIBUTIONS.

         The Indenture Trustee and Eligible Lender Trustee shall make payments and distributions out of the Trust Accounts with respect to a Series of Notes or Certificates as provided in the related Transfer and Servicing Agreement.

SECTION 6.6.      STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS.

         On each Payment Determination Date for a Series, the Master Servicer or the Administrator shall provide to the Indenture Trustee (for the Indenture Trustee to forward on such succeeding Payment Date to each Noteholder of record of the applicable Series other than a Noteholder of Auction Rate Notes, which may obtain the following statement to the extent available upon written request to the Indenture Trustee) and to the Eligible Lender Trustee (for the Eligible Lender Trustee to forward on such succeeding Quarterly Payment Date to each Certificateholder of record), with a copy to the Rating Agencies, a statement substantially in the form of Exhibit B, setting forth at least the following information with respect to such Payment Date or the preceding Collection Period or Collection Periods, to the extent applicable:

           (i)    the Principal Factor for each Class of Notes of a Series;

           (ii) the amount of the payment allocable to principal on each Class of Notes of a Series;

           (iii) the amount of the payment allocable to interest on each Class of Notes of a Series and on the related Certificates, together with the interest rates applicable with respect thereto (indicating, whether such interest rates are based on the Formula Interest Rate or on the Net Loan Rate with respect to each Class of Notes, and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Net Loan Rate will be required to be made unless One-Month LIBOR as of the preceding Interest Determination Date exceeds by more than 100 basis points the average of the bond equivalent rates of the 91-day Treasury bills auctioned to the preceding Interest Determination Date during the calendar quarter in which such preceding Interest Determination Date occurs (or in the case of the initial Interest Determination Date, the Closing Date);

           (iv) the amount of the payment, if any, allocable to any Carryover Interest with respect to each Class of Notes of a Series, together with the outstanding amount, if any, thereof after giving effect to any such distribution;

           (v) the Pool Balance of the related Financed Student Loans as of the close of business on the last day of the preceding Collection Period;

           (vi) the aggregate outstanding principal amount of each Class of Notes of a Series as of such Payment Date, after giving effect to payments allocated to principal reported under clause (ii) above;

           (vii) with respect to a Series, the amount of the Servicing Fee, the Administration Fee, the Indenture Trustee Fee, the Delaware Trustee Fee and the Eligible Lender Trustee Fee to be paid on the upcoming Payment Date;

           (viii) the amount of the aggregate Realized Losses, if any, experienced by the Issuer for the preceding Collection Period with respect to the related Financed Student Loans, and the aggregate amount, if any, received (stated separately for interest and principal) during such Collection Period relating to such Financed Student Loans for which a Realized Loss was previously allocated;

           (ix) the amount of the distribution attributable to amounts in the Reserve Account, Pre-Funding Account, or other account identified in the Transfer and Servicing Agreement, the amount of any other withdrawals from the Reserve Account for such Payment Date, the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Payment Date, the then applicable Parity Percentage and the amount of the distribution, if any, attributable to Parity Payments;

           (x) the aggregate amount, if any, paid for related Financed Student Loans purchased from the Issuer during the preceding Collection Period;

           (xi) during the Subsequent Finance Period only, the Adjustment Payments with respect to a Series, stated separately, for the preceding Collection Period;

           (xii) the number and principal amount of related Financed Student Loans, as of the end of the preceding Collection Period, that are (A) 31 to 60 days delinquent, (B) 61 to 90 days delinquent, (C) 91 to 120 days delinquent, (D) more than 120 days delinquent and (E) for which claims have been filed with the appropriate Guaranty Agency, guarantor or the Department of HHS and which are awaiting payment; and

           (xiii) any other information specified in the Transfer and Servicing Agreement with respect to a Series of Notes.

SECTION 6.7.      EXPENSE ACCOUNT.

         The Administrator shall instruct the Indenture Trustee to deposit funds into, and withdraw funds from, the Expense Account as set forth in Sections 6.5 and 6.6. Any funds remaining in the Expense Account upon termination of the Issuer shall be distributed to the Master Servicer as additional servicing compensation.

SECTION 6.8.      NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT.

         The Administrator shall instruct the Indenture Trustee and the Eligible Lender Trustee to deposit funds into, and withdraw funds from, the Note Payment Account and the Certificate Distribution Account, as applicable.

SECTION 6.9.      ADVANCES.

         If the Master Servicer has applied for a Guarantee Payment from a Guarantee Agency, an Interest Subsidy Payment or a Special Allowance Payment from the Department of Education, an Insurance Payment from the Department of HHS or a payment from the applicable Private Loan Program, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Payment Determination Date relating to such Payment Date, in its sole discretion, deposit into the Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Advances"). Such Advances are recoverable by the Master Servicer (i) first, from the Guarantee Payment, Interest Subsidy Payment, Special Allowance Payment, Insurance Payment or Private Loan Program payment, as the case may be, for which such Monthly Advance was made and (ii) second, if such amounts have not been received, from collections received generally on or with respect to the Financed Student Loans. The Master Servicer shall have no obligation, legal or otherwise, to make any Monthly Advance, and the making of or decision to make a particular Monthly Advance shall not create any obligation on the Master Servicer, legal or otherwise, to make any future Advances.


                                   ARTICLE VII

                                  THE DEPOSITOR

SECTION 7.1.      REPRESENTATIONS OF THE DEPOSITOR.

         The Depositor makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans being conveyed pursuant to a Transfer and Servicing Agreement. The representations speak as of the Closing Date with respect to a Series in the case of the Initial Financed Student Loans, and as of the applicable Transfer Date in the case of the Subsequent Financed Student Loans or Additional Financed Student Loans transferred on such Transfer Date, but shall survive the contribution, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

    (a) Organization and Good Standing. The Depositor is duly organized as a limited liability company under Virginia law with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Depositor or its ability to consummate the transactions contemplated by the Basic Documents, and the Depositor, through the Eligible Lender Trustee, had at all relevant times, and has, the power, authority and legal right to acquire and own the Financed Student Loans.

    (b) Due Qualification. The Depositor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership and lease of property or the conduct of its business shall require such qualifications except for such licenses and approvals the absence of which would not have a material adverse effect on the Depositor or its ability to consummate the transactions contemplated by the Basic Documents.

    (c) Power and Authority. The Depositor has the requisite entity power and authority to execute and deliver the Transfer and Servicing Agreement and to carry out its terms; the Depositor has requisite entity power and authority to transfer and assign the property to be contributed and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Transferor has duly authorized such transfer and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary entity action on Depositor's part; and the execution, delivery and performance of the Transfer and Servicing Agreement have been duly authorized by the Depositor by all necessary corporate action on its part.

    (d) Binding Obligation. The Transfer and Servicing Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity.

    (e) No Violation. The consummation of the transactions contemplated by the Transfer and Servicing Agreement and the fulfillment of the terms thereof do not violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Operating Agreement of the Depositor, or any material indenture, material agreement or other material instrument to which the Depositor is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, material agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of the Depositor, any material order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

    (f) No Proceedings. To its best knowledge, there are no proceedings or investigations pending or threatened against the Depositor, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of the Transfer and Servicing Agreement or any of the other Basic Documents, any Series of Notes or the Certificates, (ii) seeking to prevent the issuance of any Series of Notes or the Certificates or the consummation of any of the transactions contemplated by the Transfer and Servicing Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, the Transfer and Servicing Agreement or any of the other Basic Documents, any Series of Notes or the Certificates or (iv) seeking to affect adversely the federal or state income tax attributes of an Issuer, any Series of Notes or the Certificates.

    (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Depositor in connection with the execution and delivery by the Depositor of the Transfer and Servicing Agreement and the performance by the Depositor of the transactions expressly contemplated by the Transfer and Servicing Agreement, have been duly obtained, effected or given and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of any Series of Notes and the Certificates for which no representation or warranty is being given.

   (h) No Amendment or Waiver. Except as provided in Section 5.13, no provision of a Financed Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Financed Student Loan File, and no such amendment, waiver, alteration or modification causes such Financed Student Loan not to conform in any material respect to the other warranties contained in this Section.

SECTION 7.2.      EXISTENCE.

         Except as permitted by Section 7.4, during the term of the Transfer and Servicing Agreement, the Depositor will keep in full force and effect its existence under the laws of the jurisdiction of its organization.

SECTION 7.3.      INDEMNIFICATION.

    (a) The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor, under the Transfer and Servicing Agreement.

    (b) The Depositor shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated by the Transfer and Servicing Agreement (except (i) taxes arising out of fees paid to the Eligible Lender Trustee or the Indenture Trustee, (ii) taxes arising out of the transfer of the Financed Student Loans to the Eligible Lender Trustee, (iii) taxes arising out of the issuance and sale of the Notes or Certificates of a Series, (iv) taxes arising out of the ownership of the Financed Student Loans (including, without limitation, income taxes), and (v) taxes arising out of distributions on the Notes or Certificates of a Series) and costs and expenses in defending against the same).

    (c) The Depositor shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, and the Noteholders and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee and the Indenture Trustee from and against any and all Indemnifiable Expenses arising out of, or imposed upon such Person through, (i) the Depositor's willful misfeasance, bad faith or negligence in the performance of its duties under the Transfer and Servicing Agreement, or by reason of reckless disregard of its obligations and duties under the Transfer and Servicing Agreement and (ii) the Depositor's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes or Certificates of a Series; provided, however, the Depositor shall not be liable for any such Indemnifiable Expenses imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary contained in the Transfer and Servicing Agreement, in no event shall the Depositor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Depositor has been advised of the possibility of such damages.

    (d) The Depositor shall indemnify, defend and hold harmless the Eligible Lender Trustee, the Delaware Trustee and the officers, directors, employees and agents of the Eligible Lender Trustee and the Delaware Trustee from and against, Indemnifiable Expenses arising out of, incurred in connection with or relating to the Trust Agreement, the other Basic Documents, the Trust Estate, the acceptance or performance of the trusts and duties set forth in the Transfer and Servicing Agreement and in the Trust Agreement or the action or the inaction of such Person hereunder and under the Trust Agreement, except to the extent that such Indemnifiable Expenses: (i) shall be due to the willful misfeasance, bad faith or negligence of such Person, (ii) shall arise from any breach by such Person of its covenants under any of the Basic Documents; or (iii) shall arise from the breach by such Person of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement. Notwithstanding anything to the contrary contained in the Transfer and Servicing Agreement, in no event shall the Depositor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Depositor has been advised of the possibility of such damages.

    (e) The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Depositor's responsibilities pursuant to the parenthetical in paragraph (b) above).

    (f) Pursuant to Section 6.7 of the Master Indenture, and subject to the limitations therein, the Depositor shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all Indemnifiable Expenses, to the extent and in the manner provided in the Indenture. Notwithstanding anything to the contrary contained in the Transfer and Servicing Agreement, in no event shall the Depositor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Depositor has been advised of the possibility of such damages.

    (g) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, the Delaware Trustee or the Indenture Trustee and the termination of the Transfer and Servicing Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor without interest.

    (h) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7.3, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under
Section 7.3, except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

    (i) The indemnified party will not, without the prior written consent of the indemnifying party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

SECTION 7.4.      LIMITATION ON LIABILITY.

    (a) The Depositor and any director or officer or employee or agent of either may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

    (b) Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to any Issuer, the Noteholders of any Series, the Certificateholders of any Issuer, the Indenture Trustee or the Eligible Lender Trustee except as provided under the Transfer and Servicing Agreement for any action taken or for refraining from the taking of any action pursuant to the Transfer and Servicing Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties under the Transfer and Servicing Agreement.

    (c) Except as provided in the Transfer and Servicing Agreement, the Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties in accordance with the Transfer and Servicing Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Depositor may undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreement and the other Basic Documents, the rights and duties of the parties to the Transfer and Servicing Agreement and the other Basic Documents, the interests of the Certificateholders under the Transfer and Servicing Agreement, and the Noteholders of a Series under the Indenture.

SECTION 7.5. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS, OF THE DEPOSITOR.

         Any Person (a) into which the Depositor may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor, substantially as a whole, shall be the successor to the Depositor without the execution or filing of any document or any further act by any of the parties to the Transfer and Servicing Agreement; provided, however, that the Depositor hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Depositor, if other than Crestar Bank or a Crestar Subsidiary or Crestar Financial Corporation, executes an agreement of assumption to perform every obligation of the Depositor under the Transfer and Servicing Agreement, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, (iii) the Depositor, if other than Crestar Bank or a Crestar Subsidiary or Crestar Financial Corporation, shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in the Transfer and Servicing Agreement relating to such transaction have been complied with, (iv) such transaction will not result in a material adverse federal or applicable state tax consequence to the Issuer relating to its tax classification, or to the Noteholders of any Series, considered as a whole, relating to a change in the characterization of the Notes and (v) unless "Crestar Securitization, LLC" is the name of the surviving entity, the Depositor shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either
(A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans, or
(B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Nothing in the Transfer and Servicing Agreement or any other Basic Document shall be deemed to restrict or prohibit, and no consent of Noteholders or Certificateholders of any Series, supplemental agreement, Officer's Certificate (except to the extent provided in clause (3) below of this Section 7.5) or Opinion of Counsel (except to the extent provided in clause (v) above of this Section 7.5) shall be required in the case of, the merger of a Crestar Subsidiary with a Crestar Subsidiary or Crestar Financial Corporation, the consolidation of a Crestar Subsidiary and a Crestar Subsidiary or Crestar Financial Corporation, or the sale or other disposition of all or substantially all of the assets of a Crestar Subsidiary to another Crestar Subsidiary or Crestar Financial Corporation, if, in any such case in which the surviving, resulting or acquiring entity is not Crestar Financial Corporation, Crestar Financial Corporation would own, directly or indirectly, at least 80% of the voting securities of the Crestar Subsidiary surviving such merger, resulting from such consolidation or acquiring such assets. For the purpose of this Section 7.5, "Crestar Subsidiary" means each of
(1) Crestar Securitization, LLC, Crestar Bank, (2) any other banking subsidiaries of Crestar Financial Corporation the consolidated assets of which constitute 20% or more of the consolidated assets of Crestar Financial Corporation and its consolidated subsidiaries, (3) any other banking subsidiary of Crestar Financial Corporation designated as a Crestar Subsidiary pursuant to a Board Resolution and set forth in an Officer's Certificate delivered to the Eligible Lender Trustee and the Indenture Trustee, and (4) any subsidiary of Crestar Financial Corporation that owns, directly or indirectly any voting securities, or options, warrants or rights to subscribe for or purchase voting securities of any Crestar Subsidiary under clauses (1) through (3), and in the case of each of clauses (1) through (4) their respected successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any successor is a banking subsidiary (in the case of clauses (1) through (3)) or a subsidiary (in the case of clause (4)) of Crestar Financial Corporation. References to Crestar Financial Corporation include any name change. "Board Resolution" means a copy of a resolution certified by the Secretary or any Assistant Secretary of Crestar Financial Corporation to have been duly adopted by the Board of Directors of Crestar Financial Corporation, or such committee of the Board of Directors or officers of Crestar Financial Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Eligible Lender Trustee and the Indenture Trustee.

SECTION 7.6.      DEPOSITOR MAY OWN CERTIFICATES OR NOTES.

         The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes of any Series with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.


                                  ARTICLE VIII

                               THE MASTER SERVICER

SECTION 8.1.      REPRESENTATIONS OF THE MASTER SERVICER.

         The Master Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans being conveyed pursuant to a Transfer and Servicing Agreement. The representations speak as of the Closing Date with respect to a Series in the case of the Initial Financed Student Loans, and as of the applicable Transfer Date in the case of the Subsequent Financed Student Loans or Additional Financed Student Loans transferred on such Transfer Date, but shall survive the contribution, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

    (a) Organization and Good Standing. The Master Servicer is duly organized and validly existing as a Virginia banking corporation with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Master Servicer or its ability to consummate the transactions contemplated by the Basic Documents, and the Master Servicer had at all relevant times, and has the power, authority and legal right to service the Financed Student Loans.

    (b) Due Qualification. The Master Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership and lease of property or the conduct of its business (including the servicing of the Financed Student Loans for which it acts as Primary Servicer as required by the Transfer and Servicing Agreement) shall require such qualifications except for such licenses and approvals the absence of which would not have a material adverse effect on the Master Servicer or its ability to consummate the transactions contemplated by the Basic Documents.

    (c) Power and Authority. The Master Servicer has the requisite corporate power and authority to execute and deliver the Transfer and Servicing Agreement and to carry out its terms; and the execution, delivery and performance of the Transfer and Servicing Agreement have been duly authorized by the Master Servicer by all necessary corporate action on its part.

    (d) Binding Obligation. The Transfer and Servicing Agreement constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

    (e) No Violation. The consummation of the transactions contemplated by the Transfer and Servicing Agreement and the fulfillment of the terms hereof do not violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Master Servicer, or any material indenture, material agreement or other material instrument to which the Master Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, material agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of the Master Servicer, any material order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties.

    (f) No Proceedings. To its best knowledge, there are no proceedings or investigations pending or threatened against the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of the Transfer and Servicing Agreement or any of the other Basic Documents, any Series of Notes or the Certificates, (ii) seeking to prevent the issuance of any Series of Notes or the Certificates or the consummation of any of the transactions contemplated by the Transfer and Servicing Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Master Servicer of its obligations under, or the validity or enforceability of, the Transfer and Servicing Agreement, any of the other Basic Documents, any Series of Notes or the Certificates or (iv) seeking to affect adversely the federal or state income tax attributes of an Issuer, the Notes or the Certificates.

    (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Master Servicer in connection with the execution and delivery by the Master Servicer of the Transfer and Servicing Agreement and the performance by the Master Servicer of the transactions expressly contemplated by the Transfer and Servicing Agreement, have been duly obtained, effected or given and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of any Series of Notes and the Certificates for which no representation or warranty is being given.

    (h) No Amendment or Waiver. Except as may be provided in the Transfer and Servicing Agreement, no provision of a Financed Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Financed Student Loan File, and no such amendment, waiver, alteration or modification causes such Financed Student Loan not to conform in any material respect to the other warranties contained in this Section.

    (i) Location of Financed Student Loan Files. The Financed Student Loan Files are kept in accordance with Section 4.2(b).

SECTION 8.2.      EXISTENCE.

         Except as permitted by Section 8.4, during the term of the Transfer and Servicing Agreement, the Master Servicer will keep in full force and effect its existence, rights and franchises as a Virginia banking corporation under the laws of the jurisdiction of its organization.

SECTION 8.3.      INDEMNIFICATION.

    (a) The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer under the Transfer and Servicing Agreement.

    (b) The Master Servicer shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee, the Certificateholders, and the Noteholders and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Delaware Trustee and the Indenture Trustee from and against any and all Indemnifiable Expenses arising out of, or imposed upon such Person through, the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the Transfer and Servicing Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance or bad faith on the part of the Master Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer; provided, however, the Master Servicer shall not be liable for any such Indemnifiable Expenses imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in the Transfer and Servicing Agreement. Notwithstanding the foregoing, if the Master Servicer is rendered unable, in whole or in part, by a force outside the control of the Master Servicer (including acts of God, acts of war, severe weather, communications failures or failures to receive electronic data or labor disputes or strikes, fires, earthquakes and other disasters) to satisfy its obligations under the Transfer and Servicing Agreement, the Master Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Master Servicer remains unable to perform such obligation as a result of such event. Notwithstanding anything to the contrary contained in the Transfer and Servicing Agreement, in no event shall the Master Servicer be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Master Servicer has been advised of the possibility of such damages.

    (c) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, the Delaware Trustee or the Indenture Trustee and the termination of the Transfer and Servicing Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor or the Master Servicer, as the case may be, shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor or the Master Servicer, as the case may be without interest.

    (d) Promptly after receipt by an indemnified party under this Section 8.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8.3, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under
Section 8.3, except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

    (e) The indemnified party will not, without the prior written consent of the indemnifying party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

SECTION 8.4.      LIMITATION ON LIABILITY.

    (a) The Master Servicer and any director or officer or employee or agent of either may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

    (b) Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to any Issuer, the Noteholders of any Series, the Certificateholders of any Issuer, the Indenture Trustee or the Eligible Lender Trustee except as provided under the Transfer and Servicing Agreement for any action taken or for refraining from the taking of any action pursuant to the Transfer and Servicing Agreement or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties under the Transfer and Servicing Agreement.

    (c) Except as provided in the Transfer and Servicing Agreement, the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties in accordance with the Transfer and Servicing Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreement and the other Basic Documents, the rights and duties of the parties to the Transfer and Servicing Agreement and the other Basic Documents, the interests of the Certificateholders under the Transfer and Servicing Agreement, and the Noteholders of a Series under the Indenture.

SECTION 8.5. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS, OF THE MASTER SERVICER.

         Any Person (a) into which the Master Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Master Servicer shall be a party or (c) which may succeed to the properties and assets of the Master Servicer substantially as a whole, shall be the successor to the Master Servicer without the execution or filing of any document or any further act by any of the parties to the Transfer and Servicing Agreement; provided, however, that the Master Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Master Servicer if other than Crestar Bank or a Crestar Subsidiary or Crestar Financial Corporation, executes an agreement of assumption to perform every obligation of the Master Servicer under the Transfer and Servicing Agreement, (ii) immediately after giving effect to such transaction, no Master Servicer Default shall have occurred and be continuing,
(iii) the Master Servicer, if other than Crestar Bank or a Crestar Subsidiary or Crestar Financial Corporation shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in the Transfer and Servicing Agreement relating to such transaction have been complied with, (iv) such transaction will not result in a material adverse federal or applicable state tax consequence to the Issuer relating to its tax classification, or to the Noteholders of any Series, considered as a whole, relating to a change in the characterization of the Notes of such Series and (v) unless "Crestar Bank" is the name of the surviving entity, the Master Servicer shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Nothing in the Transfer and Servicing Agreement or any other Basic Document shall be deemed to restrict or prohibit, and no consent of Noteholders or Certificateholders of any Series, supplemental agreement, Officer's Certificate (except to the extent provided in clause (3) below of this Section 8.5) or Opinion of Counsel (except to the extent provided in clause (v) above of this Section 8.5) shall be required in the case of, the merger of a Crestar Subsidiary with a Crestar Subsidiary or Crestar Financial Corporation, the consolidation of a Crestar Subsidiary and a Crestar Subsidiary or Crestar Financial Corporation, or the sale or other disposition of all or substantially all of the assets of a Crestar Subsidiary to another Crestar Subsidiary or Crestar Financial Corporation, if, in any such case in which the surviving, resulting or acquiring entity is not Crestar Financial Corporation, Crestar Financial Corporation would own, directly or indirectly, at least 80% of the voting securities of the Crestar Subsidiary surviving such merger, resulting from such consolidation or acquiring such assets. For the purpose of this
Section 8.5, "Crestar Subsidiary" means each of (1) Crestar Bank, (2) any other banking subsidiaries of Crestar Financial Corporation the consolidated assets of which constitute 20% or more of the consolidated assets of Crestar Financial Corporation and its consolidated subsidiaries, (3) any other banking subsidiary of Crestar Financial Corporation designated as a Crestar Subsidiary pursuant to a Board Resolution and set forth in an Officer's Certificate delivered to the Eligible Lender Trustee and the Indenture Trustee, and (4) any subsidiary of Crestar Financial Corporation that owns, directly or indirectly any voting securities, or options, warrants or rights to subscribe for or purchase voting securities of any Crestar Subsidiary under clauses (1) through (3), and in the case of each of clauses (1) through (4) their respected successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any successor is a banking subsidiary (in the case of clauses (1) through (3)) or a subsidiary (in the case of clause (4)) of Crestar Financial Corporation. References to Crestar Financial Corporation include any name change. "Board Resolution" means a copy of a resolution certified by the Secretary or any Assistant Secretary of Crestar Financial Corporation to have been duly adopted by the Board of Directors of Crestar Financial Corporation, or such committee of the Board of Directors or officers of Crestar Financial Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Eligible Lender Trustee and the Indenture Trustee.

SECTION 8.6.      MASTER SERVICER NOT TO RESIGN.

         Subject to the provisions of Section 8.5, Crestar Bank shall not resign from the obligations and duties imposed on it as Master Servicer under the Transfer and Servicing Agreement except upon (i) determination that the performance of its duties under the Transfer and Servicing Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over it or its properties, or
(ii) satisfaction of the Rating Agency Condition with respect to such resignation. Notice of any such determination permitting resignation shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Master Servicer shall have assumed the responsibilities and obligations of Crestar Bank as Master Servicer in accordance with Section 10.2.

                                   ARTICLE IX

                                THE ADMINISTRATOR

SECTION 9.1.      REPRESENTATIONS OF THE ADMINISTRATOR.

          The Administrator makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans being conveyed pursuant to the Transfer and Servicing Agreement. The representations speak as of the Closing Date with respect to a Series in the case of the Initial Financed Student Loans, and as of the applicable Transfer Date in the case of the Subsequent Financed Student Loans or Additional Financed Student Loans being transferred on such Transfer Date, but shall survive the contribution, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

    (a) Organization and Good Standing. The Administrator is duly organized and validly existing as a Virginia banking corporation with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted except for such power and authority the absence of which would not have a material adverse effect on the Administrator or its ability to consummate the transactions contemplated by the Basic Documents, and had at all relevant times, and has, the power, authority and legal right, to administer the Financed Student Loans.

    (b) Power and Authority of the Administrator. The Administrator has the requisite corporate power and authority to execute and deliver the Transfer and Servicing Agreement and to carry out their respective terms; and the execution, delivery and performance of the Transfer and Servicing Agreement have been duly authorized by the Administrator by all necessary corporate action on its part.

    (c) Binding Obligation. The Transfer and Servicing Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC or and subject to general principles of equity.

    (d) No Violation. The consummation of the transactions contemplated by the Transfer and Servicing Agreement and the fulfillment of the terms hereof or thereof do not violate, result in any breach of any of the terms and provisions of, nor constitute (with or without notice of lapse of time or both) a default under, the charter or by-laws of the Administrator, or any material indenture, material agreement or other material instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, material agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of the Administrator, any material order, rule or regulation applicable to it of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

    (e) No Proceedings. To its best knowledge, there are no proceedings or investigations pending or threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of the Transfer and Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transfer and Servicing Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator, of its obligations under, or the validity or enforceability of, the Transfer and Servicing Agreement.


    (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in its capacity as the Administrator in connection with the execution and delivery by the Administrator of the Transfer and Servicing Agreement and the performance by the Administrator in its capacity as the Administrator of the transactions contemplated by the Transfer and Servicing Agreement have been duly obtained, effected or given and are in full force and effect.

SECTION 9.2.      INDEMNIFICATION.

    (a) The Administrator shall indemnify, defend and hold harmless from its funds, the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee, the Master Servicer, the Noteholders and the Certificateholders and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee, the Noteholders of a Series and the Certificateholders from and against any and all Indemnifiable Expenses arising out of, or imposed upon such Person through, the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties under the Transfer and Servicing Agreement, or by reason of reckless disregard of its obligations and duties under the Transfer and Servicing Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance or bad faith on the part of the Administrator is established by a court of law, by an arbitrator or by way of settlement agreed to by the Administrator. Notwithstanding the foregoing, if the Administrator is rendered unable, in whole or in part, by a force outside the control of the Administrator (including acts of God, acts of war, severe weather, communications failures or failures to receive electronic data or labor disputes or strikes, fires, earthquakes and other disasters) to satisfy its obligations under the Transfer and Servicing Agreement, the Administrator shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Administrator remains unable to perform such obligation as a result of such event; provided, however, the Administrator shall not be liable for any such Indemnifiable Expenses imposed upon such Person to the extent that they arise out of or result from such Person' s negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary contained in the Transfer and Servicing Agreement, in no event shall the Administrator be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Administrator has been advised of the possibility of such damages.

    (b) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, the Delaware Trustee or the Indenture Trustee and the termination of the Transfer and Servicing Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Administrator without interest.

    (c) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9.2, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under
Section 9.2, except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

    (d) The indemnified party may not, without the prior written consent of the indemnifying party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

SECTION 9.3.      LIMITATION OF LIABILITY.

    (a) The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under the Transfer and Servicing Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person.

    (b) Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to any Issuer, the Noteholders of any Series, the Certificateholders of any Issuer, the Indenture Trustee or the Eligible Lender Trustee except as provided under the Transfer and Servicing Agreement for any action taken or for refraining from the taking of any action pursuant to the Transfer and Servicing Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties under the Transfer and Servicing Agreement.

    (c) Except as provided in the Transfer and Servicing Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Student Loans and the Issuer in accordance with the Transfer and Servicing Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreement and the other Basic Documents, the rights and duties of the parties to the Transfer and Servicing Agreement and the other Basic Documents, the interests of the Certificateholders under the Transfer and Servicing Agreement, and the Noteholders of a Series under the Indenture.

SECTION 9.4. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS, OF THE ADMINISTRATOR.

         Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to the Transfer and Servicing Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator if other than Crestar Bank or a Crestar Subsidiary or Crestar Financial Corporation, executes an agreement of assumption to perform every obligation of the Administrator under the Transfer and Servicing Agreement, (ii) immediately after giving effect to such transaction, no Administrator Default shall have occurred and be continuing, (iii) the Administrator, if other than Crestar Bank or a Crestar Subsidiary or Crestar Financial Corporation shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in the Transfer and Servicing Agreement relating to such transaction have been complied with, (iv) such transaction will not result in a material adverse federal or applicable state tax consequence to the Issuer relating to its tax classification, or to the Noteholders of any Series, considered as a whole, relating to a change in the characterization of the Notes of such Series and (v) unless "Crestar Bank" is the name of the surviving entity, the Administrator shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Nothing in the Transfer and Servicing Agreement or any other Basic Document shall be deemed to restrict or prohibit, and no consent of Noteholders or Certificateholders of any Series, supplemental agreement, Officer's Certificate (except to the extent provided in clause (3) below of this Section 9.4) or Opinion of Counsel (except to the extent provided in clause (v) above of this Section 9.4) shall be required in the case of, the merger of a Crestar Subsidiary with a Crestar Subsidiary or Crestar Financial Corporation, the consolidation of a Crestar Subsidiary and a Crestar Subsidiary or Crestar Financial Corporation, or the sale or other disposition of all or substantially all of the assets of a Crestar Subsidiary to another Crestar Subsidiary or Crestar Financial Corporation, if, in any such case in which the surviving, resulting or acquiring entity is not Crestar Financial Corporation, Crestar Financial Corporation would own, directly or indirectly, at least eighty percent (80%) of the voting securities of the Crestar Subsidiary surviving such merger, resulting from such consolidation or acquiring such assets. For the purpose of this Section 9.4, "Crestar Subsidiary" means each of (1) Crestar Bank, (2) any other banking subsidiaries of Crestar Financial Corporation the consolidated assets of which constitute twenty percent (20%) or more of the consolidated assets of Crestar Financial Corporation and its consolidated subsidiaries, (3) any other banking subsidiary of Crestar Financial Corporation designated as a Crestar Subsidiary pursuant to a Board Resolution and set forth in an Officer's Certificate delivered to the Eligible Lender Trustee and the Indenture Trustee, and (4) any subsidiary of Crestar Financial Corporation that owns, directly or indirectly any voting securities, or options, warrants or rights to subscribe for or purchase voting securities of any Crestar Subsidiary under clauses (1) through (3), and in the case of each of clauses (1) through (4) their respected successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any successor is a banking subsidiary (in the case of clauses (1) through (3)) or a subsidiary (in the case of clause (4)) of Crestar Financial Corporation. References to Crestar Financial Corporation include any name change. "Board Resolution" means a copy of a resolution certified by the Secretary or any Assistant Secretary of Crestar Financial Corporation to have been duly adopted by the Board of Directors of Crestar Financial Corporation, or such committee of the Board of Directors or officers of Crestar Financial Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Eligible Lender Trustee and the Indenture Trustee.



SECTION 9.5.      ADMINISTRATOR NOT TO RESIGN.

         Subject to the provisions of Section 9.4, Crestar Bank shall not resign from the obligations and duties imposed on it as Administrator under the Transfer and Servicing Agreement except upon (i) determination that the performance of its duties under the Transfer and Servicing Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over it or its properties, or
(ii) satisfaction of the Rating Agency Condition with respect to such resignation. Notice of any such determination permitting resignation shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Crestar Bank as Administrator in accordance with Section 10.2.

SECTION 9.6.      ADDITIONAL SERVICES.

         Duties with Respect to the Indenture and Trust Agreement. The Administrator shall perform all its duties as Administrator under the Trust Agreement, the Indenture and the Transfer and Servicing Agreement. In addition, the Administrator shall consult with the Eligible Lender Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Master Indenture, the Terms Supplement and the Trust Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee when action by the Issuer or the Eligible Lender Trustee is necessary to comply with the Issuer's or the Eligible Lender Trustee's duties under the Master Indenture, the Terms Supplement, the Trust Agreement and any of the other Basic Documents. The Administrator shall prepare for execution, if required, by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Master Indenture, the Terms Supplement, the Trust Agreement or any of the other Basic Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Administrator and of the Issuer to take pursuant to the Trust Agreement, the Master Indenture and the Terms Supplement, including such of the foregoing as are required of the Issuer with respect to the following matters (references are to sections of the Master Indenture):

           (i) the duty to cause the Note Registrar to keep the Note Register and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Registrar (Section 2.6);

           (ii) the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.9(d));

           (iii) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.11);

           (iv) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.12);

           (v) the duty to cause the Note Registrar to maintain on behalf of the Issuer an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.2);

           (vi) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Master Indenture regarding funds held in trust (Section 3.3);

           (vii) the direction of the Paying Agents to deposit moneys with the Indenture Trustee (Section 3.3);

           (viii) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Master Indenture, the Notes and each other instrument and agreement included in the Indenture Trust Estate (Section 3.4);

           (ix) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Master Indenture, necessary to protect the Indenture Trust Estate (Section 3.5);

           (x) the identification of the Indenture Trustee in an Officer's Certificate of the Issuer of a Person with whom the Issuer has contracted to perform its duties under the Master Indenture (Section 3.7(b));

           (xi) the notification of the Indenture Trustee and the Rating Agencies (if any Notes or Certificates are then rated by the Rating Agencies) of a Master Servicer Default known to the Administrator pursuant to the Transfer and Servicing Agreement and, if such Master Servicer Default arises from the failure of the Master Servicer to perform any of its duties under the Transfer and Servicing Agreement, and taking of all reasonable steps available to enforce the Issuer's rights under the Basic Documents in respect of such failure (Section 3.7(d);

           (xii) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Master Indenture (section 3.10);

           (xiii) the delivery of notice to the Indenture Trustee and the Rating Agencies (if any Notes or Certificates are then rated by the Rating Agencies) of each Event of Default, any Default under Section 5.1(iii) of the Master Indenture and each default by the Master Servicer, the Administrator or the Depositor under the Transfer and Servicer Agreement or any Supplemental Transfer and Servicing Agreement known to the Administrator (Section 3.18);

           (xiv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Master Indenture and the preparation of the Officers' Certificate of the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

           (xv) the compliance with any written directive of the Indenture Trustee to compel performance by the Master Servicer under the Transfer and Servicing Agreement (Section 5.16);

           (xvi) the reimbursement to the Indenture Trustee to the extent provided in Section 6.7 of the Master Indenture of all reasonable out-of-pocket expenses (including the fees and expenses of counsel) incurred or made by it in accordance with any provision of the Indenture as well as the indemnification, to the extent provided in the Master Indenture, of the Indenture Trustee in connection with the administration of the Indenture Trust Estate and the performance of the Indenture Trustee's duties under the Indenture and the other Basic Documents (Section 6.7);

           (xvii) the removal of the Indenture Trustee and appointment of a successor Indenture Trustee (Section 6.8);

           (xviii)the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10);

           (xix) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

           (xx) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.2);

           (xxi) the opening of one or more accounts in the Issuer's, the Indenture Trustee's or the Eligible Lender Trustee's name, the preparation of Issuer Orders, Officer's Certificates of the Issuer and Opinions of Counsel and all other actions reasonably necessary with respect to investment and reinvestment of funds in the Trust Accounts (Section 8.2 and 8.3);

           (xxii) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Section 9.1, 9.2 and 9.3);

          (xxiii) the preparation of or obtaining of the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and the delivery of the same to the Eligible Lender Trustee and the Indenture Trustee, respectively (Section 9.6);

           (xxiv) the preparation of all Officers' Certificates of the Issuer, or obtaining Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Master Indenture (Section 10.1(a));

           (xxv) the preparation and delivery of Officers' Certificates of the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 10.1(b));

           (xxvi) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 10.6); and

           (xxvii) the recording of the Master Indenture, if applicable (Section 10.15).

    (b)  Duties with Respect to the Issuer.

           (i) In addition to the foregoing, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Eligible Lender Trustee to prepare, file or deliver pursuant to the Trust Agreement or any of the other Basic Documents, and at the request of the Eligible Lender Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Trust Agreement or any of the other Basic Documents. Subject to
         Section 9.9 of these Standard Terms, and in accordance with the directions of the Eligible Lender Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee and are reasonably within the capability of the Administrator.

           (ii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

    (c) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless with a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender Trustee of the proposed action and the Eligible Lender Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

           (i) the amendment of or any supplement to the Indenture or any Terms Supplement;

           (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Financed Student Loans);

           (iii)  the amendment, change or modification of the Basic Documents;

           (iv) the appointment of successor Note Registrars, successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or to the appointment of successor Administrators or successor Master Servicers, or the consent of the assignment by the Note Registrar, Certificate Paying Agent or Indenture Trustee of its obligations under the Indenture;

           (v)    the removal of the Indenture Trustee; and

           (vi) the buying or selling of assets in the Trust Estate, includin student loans.

    (d) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Administrator shall not be obligated to, and shall not, (i) make any payments to the Noteholders under the Basic Documents, (ii) make any payments to Certificateholders under the Trust Agreement or the Transfer and Servicing Agreement, (iii) sell the Trust Estate pursuant to Section 5.4 of the Indenture,
(iv) take any other action that the Issuer directs the Administrator not to take on its behalf, (v) in connection with its duties hereunder assume any indemnification obligation of any other Person or (vi) service the Financed Student Loans.

SECTION 9.7.      COMPENSATION.

         As compensation for the performance of the Administrator's obligations under the Transfer and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to the Administration Fee, payable as provided in the Transfer and Servicing Agreement.

SECTION 9.8.      INFORMATION.

    (a) The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be reasonably accessible for inspection by the Issuer at any time during normal business hours.

    (b) The Administrator shall furnish the Issuer from time to time such additional information regarding the Trust Estate as the Issuer shall reasonably request.

    (c) The Administrator is authorized and directed to prepare, execute on behalf of the Issuer and file any and all reports required to be filed under the Exchange Act by the Issuer as a result of the registration of any Series of Notes (or Classes thereof) under the Securities Act.

SECTION 9.9.      INDEPENDENCE OF THE ADMINISTRATOR.

         For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or provided in the Basic Documents, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

                                    ARTICLE X

                                     DEFAULT

SECTION 10.1.     MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT.

    (a) If any one of the following events (a "Master Servicer Default") shall occur and be continuing:

           (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts at the time required for such deposit any collections, Guarantee Payments, Insurance Payments or other amounts received by the Master Servicer with respect to the Financed Student Loans, which failure continues unremedied for three Business Days after written notice of such failure is received by the Master Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

           (ii) any failure by the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Transfer and Servicing Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders of a Series or Certificateholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee, or the Administrator or (B) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by the holders of Directing Notes, representing not less than 25% of the Outstanding Amount of the Directing Notes of a Series; or

           (iii) an Insolvency Event occurs with respect to the Master Servicer; or

           (iv) any limitation, suspension or termination by the Department of Education or the Department of HHS of the Master Servicer's eligibility to service Student Loans which materially and adversely affects the Master Servicer's ability to service the Financed Student Loans;

         then, and in each and every case, so long as the Master Servicer Default shall not have been remedied, the Indenture Trustee or the holders of Directing Notes evidencing not less than 25% of the Outstanding Amount of the Directing Notes of a Series, by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders of a Series) may terminate all the rights and obligations (other than the obligations set forth in Section 8.3 hereof) of the Master Servicer under the Transfer and Servicing Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Transfer and Servicing Agreement, whether with respect to the Notes of a Series, the Certificates or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Master Servicer as may be appointed under Section 10.2, and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Financed Student Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under the Transfer and Servicing Agreement, including the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Financed Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Financed Student Loan Files from a current Master Servicer to the successor Master Servicer and amending the Transfer and Servicing Agreement and any other Basic Documents to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Master Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

                  Notwithstanding the termination of the Master Servicer and the engagement of a successor Master Servicer, each Servicer shall continue to serve in its capacity as Servicer or subservicer, unless it is in breach of the related Servicing or Subservicing Agreement.

     (b) Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

           (i) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator;

           (ii) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in the Transfer and Servicing Agreement, or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by the holders of Directing Notes of a Series representing not less than 25% of the Outstanding Amount of the Directing Notes; or

           (iii)  an Insolvency Event occurs with respect to the Administrator;

         then, and in each and every case, so long as the Administrator Default shall not have been remedied, the Indenture Trustee or the holders of Directing Notes evidencing not less than 25% of the Outstanding Amount of the Directing Notes of a Series, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 9.2 hereof) of the Administrator under the Transfer and Servicing Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under the Transfer and Servicing Agreement, whether with respect to the Notes of a Series, the Certificates or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 10.2; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under the Transfer and Servicing Agreement. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending the Transfer and Servicing Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

SECTION 10.2.     APPOINTMENT OF SUCCESSOR.

    (a) Upon receipt by the Master Servicer or the Administrator, as the case may be, of notice of termination pursuant to Section 10.1, or the resignation by the Master Servicer or the Administrator, as the case may be, in accordance with the terms of the Transfer and Servicing Agreement, the predecessor Master Servicer or the Administrator, as the case may be, shall continue to perform its functions as Master Servicer or Administrator, as the case may be, under the Transfer and Servicing Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of the Transfer and Servicing Agreement and (y) the date upon which the predecessor Master Servicer or Administrator, as the case may be, shall become unable to act as Master Servicer or Administrator, as the case may be, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination hereunder of the Master Servicer or the Administrator, as the case may be, the Issuer shall appoint a successor Master Servicer or Administrator, as the case may be, acceptable to the Indenture Trustee, and the successor Master Servicer or Administrator, as the case may be, shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. If a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator, as the case may be, has ceased to act as Master Servicer or Administrator, as the case may be, in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer or Administrator, as the case may be, and the Indenture Trustee shall be entitled to the Master Servicing Fee or the Administration Fee, as the case may be in accordance with the provisions of the Basic Documents. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer or Administrator, as the case may be, under the Transfer and Servicing Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

    (b) Upon appointment, the successor Master Servicer or Administrator, as the case may be (including the Indenture Trustee acting as successor Master Servicer or Administrator as the case may be), shall be the successor in all respects to the predecessor Master Servicer or Administrator, as the case may be, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Master Servicer or Administrator, as the case may be, and shall be entitled to an amount agreed to by such successor Master Servicer or Administrator as the case may be, in accordance with the provisions of the Basic Documents (which shall not exceed the Master Servicing Fee or Administration Fee, as the case may be, unless such compensation arrangements satisfy the Rating Agency Condition with respect to the affected Series of Notes) and all the rights granted to the predecessor Master Servicer or Administrator, as the case may be, by the terms and provisions of the Transfer and Servicing Agreement.

    (c) Neither the Master Servicer nor the Administrator may resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Master Servicer or Administrator, as the case may be, pursuant hereto shall be entitled to resign to the extent a qualified successor Master Servicer or Administrator, as the case may be, has been appointed and has assumed all the obligations of the Master Servicer or Administrator, as the case may be, in accordance with the terms of the Transfer and Servicing Agreement and the other Basic Documents.

    (d) Any successor Master Servicer shall assume all the obligations and responsibilities of the Master Servicer under each Subservicing Agreement with a Servicer and shall only be able to modify or terminate such Subservicing Agreements pursuant to the provisions thereof.

SECTION 10.3.     NOTIFICATION TO NOTEHOLDERS AND CERTIFICATEHOLDERS.

         Upon any termination of, or appointment of a successor to, the Master Servicer or Administrator, as the case may be, pursuant to this Article X, the Eligible Lender Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

SECTION 10.4.     WAIVER OF PAST DEFAULTS.

         The holders of Directing Notes of a Series evidencing not less than a majority of the Outstanding Amount of the Directing Notes of a Series may, on behalf of all Noteholders and Certificateholders of such Series, waive in writing any default by the Master Servicer or Administrator, as the case may be, in the performance of its obligations hereunder and any consequences thereof, except a default in making any required payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with the Transfer and Servicing Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Default or Administrator Default, as the case may be, arising therefrom shall be deemed to have been remedied for every purpose of the Transfer and Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.     AMENDMENT.

    (a) The Transfer and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Eligible Lender Trustee, with the prior consent of the Indenture Trustee (which consent shall not be unreasonably withheld) to cure any ambiguity, to correct or supplement any provisions in the Transfer and Servicing Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders of a Series or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder of such Series.

    (b) The Transfer and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Eligible Lender Trustee, with the prior consent of the Indenture Trustee and the consent of the holders of Directing Notes evidencing not less than a majority of the Outstanding Amount of the Directing Notes of a Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders of such Series; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders of such Series or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders and the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders affected thereby.

    (c) Promptly after the execution of any amendment pursuant to clause (b) above, the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

    (d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

    (e) Prior to the execution of any amendment to the Transfer and Servicing Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Transfer and Servicing Agreement and the Opinion of Counsel referred to in Section 11.2(i)(i). The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under the Transfer and Servicing Agreement or otherwise.

         Notwithstanding anything to the contrary contained in this Section 11.1, neither the Transfer and Servicing Agreement nor the Indenture may be amended unless such amendment satisfies the Rating Agency Condition.

SECTION 11.2.     PROTECTION OF INTERESTS IN ISSUER.

    (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Eligible Lender Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

    (b) The Depositor shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee and the Indenture Trustee at least five days prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

    (c) The Depositor shall be obligated to give the Eligible Lender Trustee and the Indenture Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Financed Student Loans, and its principal executive office, within the United States of America.

    (d) The Master Servicer shall maintain, or cause the Servicers to maintain, accounts and records as to each Financed Student Loan for which it is the Primary Servicer (or provide access to such accounts and records being serviced by a Servicer) accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Financed Student Loan, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Financed Student Loan and the amounts from time to time deposited in the Collection Account in respect of such Financed Student Loan.

    (e) The Master Servicer shall cause each Subcustodian to maintain its computer systems so that, from and after the time of transfer under the Transfer and Servicing Agreement of the Financed Student Loans, each Subcustodian's master computer records (including any backup archives) that refer to a Financed Student Loan shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Financed Student Loan and that such Financed Student Loan has been assigned by the Depositor to the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Financed Student Loan shall be deleted from or modified on the applicable Subcustodian's computer systems when, and only when, the related Financed Student Loan shall have been paid in full or repurchased.

    (f) If at any time the Depositor shall propose to contribute, grant a security interest in, or otherwise transfer any interest in Financed Student Loans to any prospective purchaser, lender or other transferee, the Master Servicer shall give notice to such prospective purchaser, lender or other transferee that such Financed Student Loan has been assigned to the Issuer and has been pledged to the Indenture Trustee.

    (g) Upon reasonable notice, the Master Servicer shall permit the Indenture Trustee and its agents once each calendar year (unless there is a Servicer Default, in which case at any time) during normal business hours to inspect, audit and make copies of and abstracts from the Master Servicer's records regarding any Financed Student Loan.

    (h) Upon request at any time the Eligible Lender Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Master Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee, within twenty Business Days following the receipt by the Master Servicer and the Servicer of such a request, a list of all Financed Student Loans (by borrower social security number and date of issuance) then held as part of the Issuer, and a comparison of such list to the list of the Initial Financed Student Loans set forth in Schedule A to the Transfer and Servicing Agreement as of the Closing Date, and, for each Financed Student Loan that has been added to or removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Financed Student Loan was so added or removed.

    (i) The Depositor shall deliver to the Eligible Lender Trustee and the Indenture Trustee with respect to each Series of Notes:

           (i) promptly after the execution and delivery of the Transfer and Servicing Agreement and of each amendment thereto an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary to preserve and perfect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and maintain such interest; and

           (ii) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary to preserve and perfect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and maintain such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.6 of the Indenture.

                  Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

    (j) The Administrator shall file all reports with respect to the Notes and the Certificates as may be required by the Commission or state securities authorities.

SECTION 11.3.     NOTICES.

         All demands, notices and communications upon or to the Depositor, the Master Servicer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee under the Transfer and Servicing Agreement shall be in writing, personally delivered or mailed by certified mail or overnight courier, return receipt requested or overnight courier (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, two copies, one to Crestar Securitization, LLC ___________, Richmond, Virginia _____, Attention: Eugene S. Putnam, President, and one to Crestar Bank, 919 East Main Street, Richmond, Virginia 23219, Attention: Linda Rigsby, Senior Vice President and General Counsel (facsimile (804) 782-7244); (b) with respect to the Master Servicer or Administrator, two copies, one to Crestar Bank, 919 East Main Street, Richmond, Virginia 23219, Attention: Marke A. Thomas, Vice President - Securitizations Manager (telephone: (804) 343-9400; facsimile: (804) 782-7155), and one to Crestar Bank, 919 East Main Street, Richmond, Virginia 23219, Attention: Linda Rigsby, Senior Vice President and General Counsel (facsimile (804) 782-7244); (c) in the case of the Issuer or the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee, (d) in the case of the Indenture Trustee, at its Corporate Trust Office; (e) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Structured Finance Department / Student Loans (telephone: (212) 553-0300; facsimile: (212) 553-4792): (f) in the case of
Standard & Poor's, to Standard & Poor's Ratings Service, 25 Broadway (20th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department (telephone: (212) 208-8000; facsimile: (212) 412-0225); (g) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10007, Attention: Asset-Backed Securities Group (telephone: (212) 908-0500; facsimile: (212) 480-4438); or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.4.     ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.12, 8.5, 8.6, 9.4 or 9.5, the Transfer and Servicing Agreement may not be assigned by the Depositor, the Master Servicer or the Administrator. The Transfer and Servicing Agreement may only be assigned by the Eligible Lender Trustee to its permitted successor pursuant to the Trust Agreement. The Issuer may assign the Transfer and Servicing Agreement and its rights thereunder to the Indenture Trustee, which is an intended beneficiary of this Agreement.

SECTION 11.5.     LIMITATIONS ON RIGHTS OF OTHERS.

         The provisions of the Transfer and Servicing Agreement are solely for the benefit of the Depositor, the Master Servicer, the Issuer and the Eligible Lender Trustee and for the benefit of the Certificateholders, the Indenture Trustee, the Delaware Trustee and the Noteholders as third party beneficiaries, and nothing in the Transfer and Servicing Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of the Transfer and Servicing Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.6.     SEVERABILITY.

         Any provision of the Transfer and Servicing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.7.     SEPARATE COUNTERPARTS.

         The Transfer and Servicing Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.8.     HEADINGS.

         The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.9.     GOVERNING LAW.

         The Transfer and Servicing Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.10.    ASSIGNMENT TO INDENTURE TRUSTEE.

         The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a Series of a security interest in all right, title and interest of the Issuer in, to and under the related Financed Student Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

SECTION 11.11.    NONPETITION COVENANTS.

         Notwithstanding any prior termination of the Transfer and Servicing Agreement, the Master Servicer, the Administrator and the Depositor shall not, prior to the date that is one year after the termination of the Transfer and Servicing Agreement, with respect to the Issuer acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 11.12. LIMITATION OF LIABILITY OF ELIGIBLE LENDER TRUSTEE, INDENTURE TRUSTEE AND DELAWARE TRUSTEE.

    (a) Notwithstanding anything contained herein to the contrary, the Transfer and Servicing Agreement has been signed by _______________________________ not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall _______________________________ in its individual capacity or as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

         Notwithstanding any provision in the Transfer and Servicing Agreement or the Basic Documents, nothing in such Agreement and Basic Documents shall be construed to limit the Eligible Lender Trustee's responsibility to (i) the U.S. Secretary of Education or a Guarantor in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to loans held in the Issuer, pursuant to 34 CFR 682.203(b) or any successor provision thereto, or (ii) the Department of HHS in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to loans held in the Issuer pursuant to the HEAL Act.

    (b) Notwithstanding anything contained herein to the contrary, the Transfer and Servicing Agreement has been accepted by _____________________ not in its individual capacity but solely as Indenture Trustee and in no event shall _____________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

    (c) In no event shall the Delaware Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                                                                       EXHIBIT A
                                                                          TO THE
                              STANDARD TERMS TO TRANSFER AND SERVICING AGREEMENT


                              DEFINITIONS AND USAGE

                                      Usage

         The following rules of construction and usage shall be applicable to any instrument that is governed by this Exhibit:

         (a) All terms defined in this Exhibit shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

         (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Exhibit or in any such instrument, certificate or other document, and accounting terms partly defined in this Exhibit or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Exhibit or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Exhibit or in any such instrument, certificate or other document shall control.

         (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

         (d) The definitions contained in this Exhibit are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Exhibit means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                   Definitions

         "Act" has the meaning specified in Section 10.3(a) of the Indenture.

         "Accrual Notes" means any Class of Notes on which all or a portion of the interest thereon accrues and is capitalized and not payable until a date certain or until one or more other Classes are paid in full.

         "Accrual Period" means the period of time during which interest accrues but is not payable with respect to a Class of Accrual Notes.

         "Additional Financed Student Loans" means additional Financed Student Loans conveyed by the Depositor to an Issuer during a Pre-Funding Period in accordance with Section 2.3 of the Standard Terms to Transfer and Servicing Agreement.

         "Adjustment Payment" means an amount equal to the difference between the aggregate principal balance of any Subsequent Financed Student Loans that are being exchanged into the related Issuer, plus accrued and unpaid interest thereon and the aggregate principal balance of the Financed Student Loans they are replacing, plus accrued and unpaid interest thereon.

         "Administration Fee" means the fee payable to the Administrator as set forth in the Transfer and Servicing Agreement.

         "Administrator" means Crestar Bank, in its capacity as administrator of the Issuer and the Financed Student Loans, or any successor as Administrator under the Transfer and Servicing Agreement.

         "Administrator Default" has the meaning specified in Section 10.1(b) of the Standard Terms to Transfer and Servicing Agreement.

         "Administrator's Certificate" means an Officer's Certificate of the Administrator delivered pursuant to Section 5.7 of the Standard Terms to Transfer and Servicing Agreement, substantially in the form of Exhibit D thereto and as the Administrator and the Indenture Trustee may agree.

         "Advance" means the amount, if any, advanced by the Master Servicer pursuant to Section 6.9 of the Standard Terms to Transfer and Servicing Agreement with respect to Guarantee Payments, Interest Subsidy Payments, Special Allowance Payments, Insurance Payments or Private Loan Program Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Advance is made.

         "Advance Account" means the account designated as such, established and maintained pursuant to Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Auction Agent" means the party, if any, identified as such in the Transfer and Servicing Agreement.

         "Auction Period" means, with respect to each Auction Rate Note, the Interest Accrual Period applicable to such Note during which time the applicable Class Interest Rate is determined pursuant to the related Indenture.

         "Auction Period Adjustment" means, with respect to any Auction Rate Notes, the ability of the Administrator to change the length of one or more Auction Periods to conform with the then current market practice or to accommodate other economic or financial partners that may affect or be relevant to the length of the Auction Period of any Class Interest Rate.

         "Auction Procedures" shall mean the auction procedures that will be used in determining the interest rates on the Auction Rate Notes, as set forth in the applicable Indenture.

         "Auction Rate Notes" means any Class of Notes bearing interest at an Auction Rate.

         "Authenticating Agent" means the Person appointed by the Indenture Trustee at the request of the Issuer as Authenticating Agent for the Notes pursuant to the Indenture, and any successor Authenticating Agent for the Notes.

         "Authorized Officer" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to a Servicer, any officer of such Servicer who is authorized to act for such Servicer in matters relating to or to be acted upon by such Servicer pursuant to the Basic Documents and who is identified on the list of Authorized officers delivered by such Servicer to the Indenture Trustee, or the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Available Funds" means the sum, without duplication, of the following amounts with respect to any Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments (including any payments received from any guarantor under any Private Loan Program) and Insurance Payments received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the Issuer during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Depositor or the Master Servicer during the related Collection Period; (vi) the aggregate amounts, if any, received from the Depositor or the Master Servicer as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include, with respect to Financed FFELP Loans, the portion of such interest amounts (i.e., 2%) for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans pursuant to Sections 3.2 or 4.5, respectively, of the Transfer and Servicing Agreement (vii) net Adjustment Payments, if any, during such Collection Period and (viii) Investments Earnings for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the Depositor, and amounts used to reimburse the Master Servicer for Advances.

         "Basic Documents" means with respect to a Series, the Trust Agreement, the Sales Agreement, the Master Indenture, the Terms Supplement, the Transfer and Servicing Agreement, the Note Depository Agreement, the Guarantee Agreements, the HEAL Insurance Contract, the agreements with any Private Loan Program, the Underwriting Agreement and other documents and certificates delivered in connection with any thereof and all amendments and supplements thereto.

         "Benefit Plan" means any employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of ERISA or Section 4975 of the Code, or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan's investment in the entity.

         "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be through book entries by a Securities Depository as described in Section 2.14 of the Master Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations or banking institutions or trust companies in New York, Ohio, Pennsylvania or Virginia are authorized or obligated by law, regulation or executive order to remain closed.

         "Carryover Interest" means the difference between the interest that would accrue on any Class of Notes or Certificates at the Formula Rate and the interest that accrues at the Net Loan Rate, together with interest thereon at the Formula Rate from the Payment Date or Quarterly Payment Date on which it is due until paid.

         "Certificate" means the certificated equity in an Issuer, substantially in the form of Exhibit B to the Trust Agreement for such Issuer.

         "Certificate Distribution Account" means the account designated as such, established and maintained pursuant to Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement of an Issuer, which shall initially be the Eligible Lender Trustee.

         "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement of an Issuer.

         "Certificateholder" means a Person in whose name a Certificate is registered in the Certificate Register.

         "Certificateholders' Distribution Amount" means, with respect to the Certificates of any Issuer on any Quarterly Payment Date, the Available Amount for such Quarterly Payment Date remaining after making all payments due on the Notes and all deposits to any reserve funds on such Quarterly Payment Date, as more fully set forth in the Transfer and Servicing Agreement.

         "Class" means any class of Notes of a Series.

         "Class Interest Amount" means the interest payable on any Class of Notes of a Series on any Payment Date.

         "Class Interest Rate" means, with respect to any Class of Notes of a Series, the interest rate determined as set forth in the Terms Supplement for such Series.

         "Closing Date" means, with respect to any Series, the date specified as such in the Transfer and Servicing Agreement of such Series.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Collection Period" means each calendar month.

         "Commission" means the United States Securities and Exchange
Commission.

         "Consolidation Loan" means a FFELP Loan designated as such, made by the Depositor to an eligible borrower that represents the refinancing of student loans to such borrower and his or her spouse in accordance with the applicable terms and provisions of the Higher Education Act.

         "Consolidation Loan Fees" means, as to any Collection Period, an amount equal to the per annum rate identified in the Transfer and Servicing Agreement of the outstanding principal balances of and accrued interest on the Consolidation Loans owned by the Issuer as of the last day of such Collection Period.

         "Consolidation Prepayments" means, on any Transfer Date, the amount of principal then on deposit in the Collection Account representing payments received as a result of Financed Student Loans being repaid with the proceeds of Consolidation Loans or HEAL Consolidation Loans (provided, however, if a Transfer Date occurs during the month of a Payment Date, Consolidation Prepayments shall not include amounts received during the month of such Payment
Date).

         "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at Four Albany Street, New York, New York 10006
Attention: Corporate Trust and Agency Group, Structured Finance Group (telephone: (212) 250-6652; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Certificateholder and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Depositor) and
(ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at 425 Walnut Street, Cincinnati, Ohio 45201, Attention: Brian Gardner, telephone: (513) 632-4622; facsimile (513) 632-5511; or at such other address as the Eligible Lender Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholders and the Depositor).

         "Counterparty" means any Person who from time to time is a party to a Swap Agreement with an Issuer, as identified in the Terms Supplement for a Series.

         "Counterparty Swap Payment" means, with respect to any Series with a Swap Agreement, the amount determined as set forth in the Terms Supplement for such Series.

         "Crestar Subsidiary" has the meaning specified in Sections 7.5, 8.5 and
9.4 of the Transfer and Servicing Agreement. "Cut-off Date" means the date specified as such in the related Transfer and Servicing Agreement.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Deferment Period" means certain deferment periods authorized by the Higher Education Act and the HEAL Act during which the related borrower's scheduled payments are deferred.

         "Deferral Phase" means the period during which the related borrower is in school and for certain authorized periods as described in the Higher Education Act.

         "Definitive Notes" has the meaning specified in Section 2.15 of the Master Indenture.

         "Delaware Trustee" means the Person designated as such in the Transfer and Servicing Agreement, not in its individual capacity but solely as the Delaware Trustee under the Trust Agreement, and its successors and assigns in such capacity.

         "Delaware Trustee Fee" means, with respect to any Series, the fee payable to the Delaware Trustee.

         "Delivery" when used with respect to Trust Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l) (i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof
(i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the Depositor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

         "Department of Education" means the United States Department of Education.

         "Department of HHS" means the United States Department of Health and Human Services.

         "Depositor" means Crestar Securitization, LLC, a limited liability company organized under Virginia Law.

         "Depository" means DTC or its successor.

         "Depository Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Directing Notes" means those Notes specified in the Indenture for a Series that are entitled to direct the actions of the Trustee under certain circumstances.

         "DTC" means the Depository Trust Company.

         "Effective Interest Rate" means, with respect to any Financed Student Loan, the interest rate on such Loan after giving effect to all applicable Interest Subsidy Payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate will be computed based upon the average of the bond-equivalent rates of 91-day T-Bills auctioned during that portion of the current calendar quarter that ends on the date as of which the Effective Interest Rate is determined.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An Eligible Deposit Account may not be evidenced by a certificate of deposit, passbook or other instrument.

         "Eligible Institution" means an entity which is an institution whose deposits are insured by the FDIC and the unsecured and uncollateralized long-term debt obligations of which shall be rated "AA-" or better by Standard & Poor's, "A2" or better by Moody's and, if rated by Fitch, "AA-" or better by Fitch or the highest short-term rating by Standard & Poor's, the highest short term rating by Moody's, and, if rated by Fitch, the highest short term rating by Fitch which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company.

         "Eligible Investments" As used herein, Eligible Investments shall include the following:

         (1) Cash (insured at all times by the Federal Deposit Insurance Corporation);

         (2) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

         (3) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                   -     Export-Import Bank
                   -     Farm Credit System Financial Assistance Corporation
                   -     Farmers Home Administration
                   -     General Services Administration
                   -     U.S. Maritime Administration
                   -     Small Business Administration
                   -     Government National Mortgage Association (GNMA)
                   -     U.S. Department of Housing & Urban Development (PHA's)
                   -     Federal Housing Administration;

         (4) senior debt obligations rated "AAA" by Standard & Poor's, "Aaa" by Moody's and, if rated by Fitch, "AAA" by Fitch issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

         (5) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F-1+" by Fitch and maturing no more than 360 days after the date of purchase (ratings on holding companies not being considered the rating of the bank);

         (6) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F-1+" by Fitch, and which matures not more than 270 days after the date of purchase;

         (7) Investments in money market funds (including, but not limited to, money market mutual funds) rated "AAAm" or "AAAm-G" or better by Standard & Poor's and, if rated by Fitch, "AAA" by Fitch;

         (8) investment agreements acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment; and

         (9) other forms of investments acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment.

         Notwithstanding anything in the Transfer and Servicing Agreement or the Basic Documents to the contrary, for so long as the Depositor is a Certificateholder, all investments of an Issuer shall be made in investments permissible for a national bank.

         The value of the above investments shall be determined as follows:

                  a) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination;

                  b) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York
         Times: the average bid price at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Administrator in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service;

                  c) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

                  d) as to any investment not specified above: the value thereof established by prior agreement between the Issuer and the Administrator.

         "Eligible Lender Trustee" means the Person named as such in the Transfer and Servicing Agreement, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement, and its successors and assigns in such capacity.

         "Eligible Lender Trustee Fee" means, with respect to any Series, the fee payable to the Eligible Lender Trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" has the meaning specified in Section 5.1 of the Master Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Controller or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Expense Account" means the account designated as such pursuant to
Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FFELP Loan" means a student loan which is a PLUS Loan, SLS Loan, Consolidation Loan, Stafford Loan or Unsubsidized Stafford Loan.

         "FHLMC" means Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         "Financed FFELP Loan" means a Financed Student Loan that also is a FFELP Loan.

         "Financed HEAL Loan" means a Financed Student Loan that also is a HEAL Loan.

         "Financed Private Loan" means a Financed Student Loan that also is a Private Loan.

         "Financed Student Loan" means the Financed FFELP Loans, Financed HEAL Loans and Financed Private Loans, as applicable, with respect to a Series of Notes, as set forth in the applicable Schedules with respect thereto.

         "Financed Student Loan Files" means the loan application and note evidencing a Financed Student Loan, and all other documents and computer records relating to such Financed Student Loan that are customarily kept on file by a servicer of student loans.

         "Fitch" means Fitch IBCA, Inc., and its successors and assigns.

         "FNMA" means Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         "Formula Rate" means, with respect to any Class of Notes of a Series, the interest rate determined as set forth in the Terms Supplement for such Series.

         "Grace Period" means certain grace periods authorized by the Higher Education Act and the HEAL Act during which the related borrower's scheduled payments are deferred.

         "Grant" means mortgage, pledge, hypothecate, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Guarantee Agreements" means each agreement entered into between the Eligible Lender Trustee and a Guarantee Agency pursuant to which such Guarantee Agency guarantees payments on Financed FFELP Loans.

         "Guarantee Agency" means any agency which has an agreement with the Department of Education of Education to be a guarantor of FFELP Loans, and, with respect to any Series, those agencies identified in the related Transfer and Servicing Agreement.

         "Guarantee Payment" means any payment made by a Guarantee Agency pursuant to a Guarantee Agreement in respect of a Financed FFELP Loan.

         "HEAL Act" means Title VII,ss.ss.701-720 of the Public Health Services Act, as amended, 42 U.S.C.ss.ss.292-292p, together with any rules and regulations promulgated thereunder by the Department of HHS.

         "HEAL Consolidation Loan" means a HEAL Loan that is designated as such that is made under the HEAL Act.

         "HEAL Insurance Contract" means the HEAL Insurance Contract entered into between the Eligible Lender Trustee and the Department of HHS pursuant to which the Department of HHS insures payments on Financed HEAL Loans.

         "Higher Education Act" means Title IV, Part B of the Higher Education Act of 1965, as amended, together with any rules and regulations promulgated thereunder by the Department of Education or the Guarantee Agencies.

         "Indemnifiable Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against a Person (or any of its officers, directors, employees or agents) who is entitled to be indemnified.

         "Indenture Trust Estate" means all money, instruments, rights and other property that are, from time to time, subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Notes of a Series (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "Indenture Trustee" means the Person designated as such in an Indenture, not in its individual capacity but solely as Indenture Trustee under the Indenture, and its successors and assigns in such capacity.

         "Indenture Trustee Fee" means, with respect to any Series, the fee payable to the Indenture Trustee.

         "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor, the Master Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.1 of the Master Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

         "Individual Note" means a Note of an initial principal amount equal to $50,000. A Note of an original principal amount in excess thereof shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such initial principal amount by $50,000, without regard to fractions.

         "Initial Financed Student Loans" means those Financed Student Loans initially conveyed to an Issuer on the Closing Date pursuant to the related Transfer and Servicing Agreement.

         "Initial Pool Balance" means, with respect to any Series, the Pool Balance as of the Cut-off Date, as set forth in the Transfer and Servicing Agreement for such Series.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Interest Determination Date" means, with respect to any Series, the date determined as provided in the Transfer and Servicing Agreement with respect to such Series.

         "Insurance Payment" means any payment made by the Department of HHS pursuant to the HEAL Insurance Contract in respect of a Financed HEAL Loan.

         "Interest Accrual Period" means, with respect to any Class of Notes of a Series, the period set forth in the Transfer and Servicing Agreement for such Series.

         "Interest Payment Period" means, with respect to any Class of Notes of a Series, the period set forth in the Transfer and Servicing Agreement for such Series.

         "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department of Education in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of an Issuer in accordance with the Higher Education Act.

         "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Payment Date pursuant to Section 6.1(b) of the Standard Terms to Transfer and Servicing Agreement.

         "Issuer" means the Person identified as such in the Transfer and Servicing Agreement.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Legal Final Maturity" means with respect to any Note of a Series, the date on which the entire unpaid principal amount of such Note becomes due and payable as provided in the Terms Supplement for such Series.

         "LIBOR" means, the London Interbank Offered Rate that the most creditworthy international banks dealing in Eurodollar charge each other for large loans.

         "LIBOR Rate Notes" means any Class of Notes the Class Interest Rate of which is based upon LIBOR.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor or obligations under Subservicing Agreements in effect as of the Closing Date.

         "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Majority Certificateholder" means the holders of more than 50% of the Percentage Interests of the Certificates.

         "Margin" has the meaning set forth in the Terms Supplement.

         "Master Indenture" means the Indenture with respect to a Series between the Issuer and Indenture Trustee, as amended or supplemented from time to time.

         "Master Servicer" means Crestar Bank, and its permitted successors and assigns, as Master Servicer of the Financed Student Loans.

         "Master Servicer Default" means an event specified in Section 10.1(a) of the Standard Terms to Transfer and Servicing Agreement.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Loan Rate" for any Interest Accrual Period will equal the weighted average Effective Interest Rate as of the last day of the Collection Period immediately preceding such Interest Accrual Period less the applicable Operating Expense Percentage.

         "Notional Amount" means, with respect to any Series with a Swap Agreement, the amount determined as set forth in the Terms Supplement for such Series.

         "Note Depository Agreement" means the agreement dated as of the Closing Date relating to a Series of Notes among the Issuer, the Indenture Trustee, the Administrator and DTC, as the initial Depository.

         "Note Owner" means, with respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Securities Depository, or on the books of a Person maintaining an account with such Securities Depository (directly as Securities Depository Participant or as an indirect participant, in each case in accordance with the rules of such Securities Depository).

         "Note Payment Account" means the account designated as such, established and maintained pursuant to Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.6 of the Master Indenture.

         "Noteholder" means the Person in whose name a Note is registered in the Note Register.

         "Notes" means the notes of any Series, as set forth in the Transfer and Servicing Agreement for such Series.

         "Obligor" on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including (i) the Guaranty Agency thereof with respect to a Financed FFELP Loan and the Department of HHS with respect to a Financed HEAL Loan, and (ii) with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department of Education.

         "Officer's Certificate" means (i) in the case of the Issuer, a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Depositor, the Master Servicer or the Administrator, a certificate signed by an Authorized Officer of the Depositor, the Master Servicer or the Administrator, as appropriate and (iii) in the case of the Servicer, a certificate signed by an Authorized Officer of the Servicer.

         "One-Month LIBOR" means the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related Interest Determination Date (the "Index Maturity") which appears on Telerate Page 5 as of 11:00 a.m., London time, on such Rate Determination Date. If such rate does not appear on Telerate Page 5, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If such rate does not appear on Telerate Page 5 or the Reuters Screen LIBOR Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such Rate Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, One-Month LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the quotations. If fewer than two quotations are provided, One-Month LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted by three major banks in New York City, selected by the Master Servicer, or by the Trustee, as applicable, at approximately 11:00 a.m., New York City time, on such Rate Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Accrual Period will be One-Month LIBOR in effect for the previous Interest Accrual Period.

         "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Master Indenture, be employees of or counsel to the Issuer or Administrator or any of their Affiliates and who shall be reasonably satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 10.1 of the Master Indenture, and shall be in form and substance reasonably satisfactory to the Indenture Trustee and (ii) with respect to the Depositor, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Master Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee and the Eligible Lender Trustee.

         "Outstanding" means, as of the date of determination, all Notes of a Series theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or irrevocably provided for pursuant to the Indenture); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Transferor, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be do disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes of a Series, as applicable, Outstanding at the date of determination.

         "Parity Payment" means, the accelerated principal amount required to be paid on any Class of Notes on any Payment Date or Quarterly Payment Date until the Parity Percentage for such Series equals the Parity Percentage specified in the Terms Supplement relating thereto.

         "Parity Percentage" means, for any Payment Date or Quarterly Payment Date with respect to a Series, the percentage determined by dividing (i) the applicable Pool Balance as of the end of the preceding Collection Period, plus accrued interest thereon, accrued Interest Subsidy Payments and Special Allowance Payments as of the end of such Collection Period, and all amounts (including any accrued interest thereon) in the Collection Account (or to be deposited therein on account of payments on the Financed Student Loans that have reduced the Pool Balance as of the end of such Collection Period) and the Reserve Account as of the end of such Collection Period (adjusted for payments made on such Payment Date or Quarterly Payment Date), and by (ii) the sum of the aggregate Outstanding Amount of the Notes (after payments thereon on such Payment Date or Quarterly Payment Date), accrued interest thereon and unpaid Transaction Fees and Consolidation Loan Fees.

         "Participant" means a Securities Depository Participant.

         "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.12 of the Master Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

         "Payment Date" means, with respect to any Series of Notes, those dates specified in the Transfer and Servicing Agreement for such Series.

         "Payment Determination Date" means, with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

         "Percentage Interest" means the undivided fractional interest in an Issuer evidenced by a Certificate.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

         "PLUS Loan" means a FFELP Loan made pursuant to the provisions of the PLUS program established under Section 428B of the Higher Education Act (or predecessor provisions).

         "Pool Balance" means, at the end of a Collection Period, the aggregate principal balance of the Financed Student Loans at the end of such Collection Period (including accrued interest thereon to the extent such interest was capitalized as of the end of such Collection Period), after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Issuer during such Collection Period from or on behalf of borrowers and Guarantee Agencies (including any guarantors of Private Loans), and, with respect to certain payments on certain Financed Student Loans, the Department of Education and the Department of HHS, (ii) the principal portion of all Purchase Amounts received by the Issuer for such Collection Period and (iii) any Subsequent Financed Student Loans conveyed to the Issuer and any Financed Student Loans conveyed by the Issuer in exchange for such Subsequent Financed Student Loan during such Collection Period and any Additional Financed Student Loans, in each case pursuant to Sections 2.2 and 2.3 of the Transfer and Servicing Agreement.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.7 of the Master Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Pre-Funding Account" means the account, if any, designated as such, established and maintained pursuant to Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Pre-Funding Period" means any period specified in the Transfer and Servicing Agreement during which the related Issuer can acquire Additional Financed Student Loans using funds on deposit in the related Pre-Funding Account.

         "Primary Servicer" means, with respect to any Financed Student Loan, the entity responsible for the primary servicing of such Financed Student Loan on a day to day basis, it being understood that where a subservicer appointed in accordance with the terms of the Transfer and Servicing Agreement has responsibility for servicing a Financed Student Loan, such subservicer and not the Master Servicer shall be the Primary Servicer with respect such Financed Student Loan.

         "Principal Factor" means, as of any Payment Date for each Class of Notes, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any payments of principal made on such Payment Date) divided by the original Outstanding Amount of such Class. The Principal Factor will be 1.0000000 for each Class of Notes as of the Closing Date; thereafter, the Principal Factor for each Class of Notes will decline to reflect reductions in the Outstanding Amount of such Class.

         "Principal Payment Amount" means, with respect to a Series of Notes, the amount determined as set forth in the Transfer and Servicing Agreement for such Series.

         "Private Loans" means loans that are originated under Private Loan Programs.

         "Private Loan Programs" mean one or more of the Private Loan Programs that are identified in the Transfer and Servicing Agreement with respect to a Series of Notes.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Program Operating Expense Percentage" means, with respect to any Series, the percentage set forth in the Terms Supplement for such Series.

         "Purchase Amount" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased.

         "Purchased Student Loan" means a Financed Student Loan purchased pursuant to Section 5.5 of the Transfer and Servicing Agreement or repurchased pursuant to Section 3.2 of the Transfer and Servicing Agreement.

         "Qualified Institutional Buyer" has the meaning ascribed to such term in Rule 144A under the Securities Act.

         "Qualified Letter of Credit" means a letter of credit delivered or to be delivered to the Indenture Trustee in lieu of a deposit of cash or Eligible Investments in the Reserve Account for the Notes of a Series, or any Class thereof, which letter of credit shall

                  (a) be irrevocable and name the Indenture Trustee, in its capacity as such, as the sole beneficiary thereof;

                  (b) be issued by a bank whose credit standing is acceptable to each of the Rating Agencies;

                  (c) provide that if at any time the then current credit standing of the issuing bank is such that the continued reliance on such letter of credit for the purpose or purposes for which it was originally delivered to the Indenture Trustee would result in a downgrading of any rating of such Class Notes, the Indenture Trustee may either draw under such letter of credit any amount up to and including the entire amount then remaining available for drawing thereunder or terminate such letter of credit;

                  (d) be transferable to any successor Indenture Trustee with respect to such Class; and

                  (e) meet such other standards as may be specified in the Terms Supplement for such Series.

         "Quarterly Payment Date" means those Payment Dates designated as such in the Transfer and Servicing Agreement for a Series.

         "Rating Agency" means a nationally recognized statistical rating organization identified in the Transfer and Servicing Agreement for a Series that has been requested by the Depositor to provide a credit rating with respect to one or more Classes of a Series of Notes as of the Closing Date for such Series. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action relating to a Series of Notes, that each Rating Agency shall have been given 10 days prior notice thereof and that each Rating Agency shall have notified the Depositor, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current ratings of each Class of Notes of such Series.

         "Realized Loss" means, for each Financed Student Loan submitted to a Guarantee Agency for a Guarantee Payment, the Department of HHS for an Insurance Payment or a Private Loan Program, the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantee Agency for a Guarantee Payment, the Department of HHS for an Insurance Payment or a Private Loan Program over (ii) all amounts received on or with respect to principal on such Financed Student Loan (including amounts received pursuant to Section 3.2 and 5.5 of the Transfer and Servicing Agreement) up through the earlier to occur of (A) the date a related Guarantee Payment, Insurance Payment or Private Loan Program payment is made or
(B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment, Insurance Payment or a Private Loan Program is first denied.

         "Record Date" means, with respect to a Payment Date, the close of business on the second Business Day (in New York) preceding such Payment Date.

         "Reference Banks" means four leading banks, selected by the Master Servicer, or by the Trustee, as applicable, (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not an Affiliate of the Master Servicer, the Administrator or the Depositor and (iii) and having an established place of business in London.

         "Related Financed Student Loan File" has the meaning specified in
Section 4.6(a) of the Standard Terms to Transfer and Servicing Agreement.

         "Repayment Phase" means the period during which the related borrower is required to make payments of principal and interest on the related Financed Student Loan.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Reserve Account Initial Deposit" means, with respect to any Series, the amount, if any, set forth as such in the Transfer and Servicing Agreement for such Series.

         "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee, including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Reuters Screen LIBOR Page" will be the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

         "Schedule of Financed Student Loans" means the master listing of the Financed Student Loans set forth in Schedule A to the Transfer and Servicing Agreement and Schedule A to each Transfer Agreement, in each case as from time to time amended or supplemented to reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or in the form of electronic media.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Notes" means, with respect to any Series of Notes, any Notes designated as such in the Terms Supplement for such Series.

         "Serial Loan" means a Student Loan that is owned by a third party that is serial to a Financed Student Loan.

         "Series" means each issuance of Notes pursuant to a separate Transfer and Servicing Agreement and Terms Supplement

         "Servicer" means those entities designated as such in the related Transfer and Servicing Agreement or, subject to satisfying the Rating Agency Condition, another entity appointed by the Master Servicer to service the Financed Student Loans, in its capacity as servicer of the Financed Student Loans.

         "Servicer's Report" means any report of the Master Servicer delivered pursuant to Section 4.8(a) of the Transfer and Servicing Agreement, substantially in the form acceptable to the Administrator.

         "Servicing Fee" means, with respect to any Series, the amount set forth in the related Transfer and Servicing Agreement.

         "SLS Loan" means a FFELP Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

         "Special Allowance Payments" means payments, designated as such, by the Department of Education in respect of the Financed FFELP Loans to the Eligible Lender Trustee on behalf of an Issuer in accordance with the Higher Education Act.

         "Specified Reserve Account Balance" means, with respect to any Series with a Reserve Account, the amount set forth in the Transfer and Servicing Agreement for such Series.

         "Stafford Loan" means a student loan designated as such that is made under ss. 428 of the Higher Education Act (excluding Unsubsidized Stafford Loans).

         "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

         "Subcustodian" has the meaning specified in Section 4.6 of the Standard Terms to Transfer and Servicing Agreement.

         "Subordinated Notes" means, with respect to any Series of Notes, any Notes designated as such in the Terms Supplement for such Series.

         "Subsequent Cut-off Date" means the day as to which principal and interest accruing with respect to an Subsequent Financed Student Loan are transferred to the Eligible Lender Trustee on behalf of the Issuer, as specified in the related Transfer and Servicing Agreement.

         "Subsequent Finance Period" means the period commencing on the Closing Date and ending for a Series on the date specified in the related Transfer and Servicing Agreement.

         "Subsequent Financed Student Loan" means any FFELP Loan or HEAL Loan transferred to the Eligible Lender Trustee on behalf of the Issuer during the Subsequent Finance Period pursuant to Section 2.2 of the Transfer and Servicing Agreement.

         "Subsequent Financing Purchase Price" means, as to any Subsequent Financed Student Loan, the principal amount of such Subsequent Financed Student Loan as of the Subsequent Cut-off Date for such loan and all accrued and unpaid interest on (including interest to be capitalized) such Subsequent Financed Student Loan (other than Interest Subsidy Payments and Special Allowance Payments payable through the Subsequent Cut-Off Date) through the Subsequent Cut-off Date for such loan.

         "Subservicing Agreement" has the meaning specified in the Transfer and Servicing Agreement for a Series.

         "Swap Agreement" means with respect to any Series, the agreement, if any, defined as such in the Terms Supplement for such Series.

         "Swap Termination Payments" means termination payments, if any, owed by an Issuer under a Swap Agreement.

         "T-Bill Rate" means the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the calendar quarter immediately preceding any date of determination.

         "T-Bill Rate Notes" means any Class of Notes the Class Interest Rate of which is based upon the T-bill Rate.

         "Telerate Page 5" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Terms Supplement" means, the Terms Supplement to the Indenture with respect to the issuance of a Series of Notes.

         "TP Loans" means all Stafford Loans, Unsubsidized Stafford Loans and PLUS Loans with a first disbursement made by the Transferor on or after November l, 1996.

         "TP Program" means the Crestar Bank Top Performer Program and any similar program with respect to which a Rating Agency Condition is satisfied.

         "Transaction Fees" means, collectively, the Servicing Fee, the Administration Fee, the Indenture Trustee Fee, the Delaware Trustee Fee and the Eligible Lender Trustee Fee.

         "Transfer Agreement" means the agreement in substantially the form of Exhibit F to the Standard Terms to Transfer and Servicing Agreement.

         "Transfer Date" means the date identified as such in a Transfer Agreement.

         "Transferor" means Crestar Bank, a Virginia banking corporation.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, if any, and all proceeds of the foregoing.

         "Trust Accounts" has the meaning specified in Section 6.1 of the Standard Terms to Transfer and Servicing Agreement.

         "Trust Agreement" means the Trust Agreement organizing among the Depositor, the Eligible Lender Trustee and the Delaware Trustee, as amended and supplemented from time to time.

         "Trust Estate" means all right, title and interest of an Issuer (or the Eligible Lender Trustee on behalf of such Issuer) in and to (i) the property and rights assigned to such Issuer pursuant to Article II of the Transfer and Servicing Agreement and each Transfer Agreement, (ii) all funds on deposit from time to time in the Trust Accounts and (iii) all other property of such Issuer from time to time, including any rights of the Eligible Lender Trustee and such Issuer pursuant to the Transfer and Servicing Agreement and the other Basic Documents.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "Trust Swap Payment" means, with respect to any Series with a Swap Agreement, the amount determined as set forth in the Terms Supplement for such Series.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         "Unsubsidized Stafford Loan" means a FFELP Loan designated as such that is made under ss. 428H of the Higher Education Act.

         "VELA Service Errors" has the meaning assigned to such term in the letter to the Transferor, dated March 7, 1996, from the Department of Education.

                                                                       EXHIBIT B
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT



                                PAYMENT STATEMENT


                       SERIES:___________________________
                       PAYMENT DATE:_____________________




        (i)      Principal Factor for each Class of Notes

                          (a)           Class A-1 Notes:                 _________________
                          (b)           Class A-2 Notes:                 _________________
                          (c)           Class B Notes:                   _________________

        (ii) Amount of principal being paid or distributed:

                          (a)           Class A-1 Notes:                 $_______________
                          (b)           Class A-2 Notes:                 $_______________
                          (c)           Class B Notes:                   $_______________
                          (d)           Certificates:                    $_______________

        (iii) (a) Amount of interest being paid or distributed:

                          (1)           Class A-1 Notes:                 $_______________
                          (2)           Class A-2 Notes:                 $_______________
                          (3)           Class B Notes:                   $_______________
                          (4)           Certificates:                    $_______________

                 (b)  Applicable Interest Rate:

                          (1)           Class A-1 Notes:                 ______%  (based  on  [Formula  Rate]  [Net  Loan
                                                                                   Rate])
                          (2)           Class A-2 Notes:                 ______%  (based  on  [Formula  Rate]  [Net  Loan
                                                                                   Rate])
                          (3)           Class B Notes:                   ______%  (based  on  [Formula  Rate]  [Net  Loan
                                                                                   Rate])
                          (4)           Certificates:                   [______%] (based on [One-Month  LIBOR] [Net Loan
                                                                                   Rate])

        (iv) Amount of distribution allocable to any Carryover Interest:

                          (a)           Class A-1 Notes:                 $____________
                          (b)           Class A-2 Notes:                 $____________
                          (c)           Class B Notes:                   $____________

        (v)      Pool Balance at end of preceding Collection Period:     $____________

        (vi) After giving effect to payments on this Payment Date:

                          (a)  Outstanding Amount of Class A-1 Notes:    $____________
                          (b)  Outstanding Amount of Class A-2 Notes:    $____________
                          (c)  Outstanding Amount of Class B Notes:      $____________
                          (d)  Certificate Balance:                      $____________






        (vii) Amount of :
                 (a)   Servicing Fee:                                    $____________
                 (b)   Administration Fee:                               $____________
                 (c)   Indenture Trustee Fee:                            $____________
                 (d)   Delaware Trustee Fee:                             $____________
                 (e)   Eligible Lender Trustee Fee:                      $____________

                              Subtotal                                                      $________________

        (viii)   Aggregate amountof Realized Losses (if any) for the Collection
                 Period immediately preceding the Payment Date: _____________

        (ix)     (a)   Amount of distribution attributable to amounts
                               in the Reserve Account                    $____________
                 (b)   Amount of other withdrawals from the Reserve
                                Account                                  $____________
                 (c)   Reserve Account Balance                           $____________
                 (d)   Parity Percentage                                 $____________
                 (e)   Amount of Parity Payments                         $____________

        (x)      The aggregate Purchase Amount paid for Financed Student Loans purchased from the Issuer during
                 the immediately preceding Collection Period:            $____________

        (xi)     During the Subsequent Finance Period only, the aggregate
                 Adjustment Payments, stated separately,
                 for the immediately preceding Collection Period:        $____________

        (xii)    Amount of Financed Student Loans:
                 (a)   that are 31 to 60 days delinquent:                $____________
                 (b)   that are 61 to 90 days delinquent:                $____________
                 (c)   that are 91 to 120 days delinquent:               $____________
                 (d)   that are 120 days delinquent:                     $____________
                 (e)   for which claims have been filed with
                          the appropriate Guarantee Agency, the
                               Department of HHS or Private Loan
                               Program and which are awaiting payment    $____________

                 [Appropriate modifications to be made if other Classes of Notes are issued.]


                                                                       EXHIBIT C
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                       Form of Administrator's Certificate


                [To be provided by the Administrator pursuant to
                         Section 5.7 of the Transfer and
                              Servicing Agreement]

                                                                       EXHIBIT D
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                                 ASSIGNMENT FOR
                             FINANCED STUDENT LOANS


         For value received, in accordance with the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement") dated as of ___________, _____, among Crestar Securitization, LLC, as Depositor (the "Depositor"), Crestar Bank, as master servicer (the "Master Servicer") and as administrator (the "Administrator"), Crestar Student Loan Trust 199_-_ (the "Issuer"), and _______________________________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), the Depositor and the Eligible Lender Trustee on its behalf, through the Eligible Lender Trustee, does hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Financed FFELP Loans, the Financed HEAL Loans and the Financed Private Loans set forth on Schedule A to the Transfer and Servicing Agreement and all obligations of the Obligors thereunder, including all monies paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments to the Cut-off Date) on or after the Cut-off Date, including the right to enforce such FFELP Loans and HEAL Loans in the same manner and to the same extent as the Depositor would have the power to do but for the execution and delivery of the Transfer and Servicing Agreement, (ii) all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof (including all income thereon) and (iii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Issuer of any obligation of the Depositor to the borrowers of Initial Financed Student Loans or any other person in connection with the Financed Student Loans or any agreement or instrument relating to any of them, except to the extent required by the Higher Education Act or the HEAL Act, as the case may be.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer and Servicing Agreement and is to be governed by the Transfer and Servicing Agreement.

         Capitalized terms used but not defined herein shall have the meaning assigned to them in Exhibit A to the Transfer and Servicing Agreement, which also contains rules as to usage that shall be applicable herein.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of [_______,] 19__.

                             CRESTAR SECURITIZATION, LLC

                             By:      CRESTAR SP CORPORATION,
                                      its Manager


                                      By:_______________________________________
                                         Name:
                                         Title:


                             -------------------------------------------------
                             not in its individual capacity, but solely as Eligible Lender Trustee on behalf of the Depositor


                                      By:_______________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT E
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                               TRANSFER AGREEMENT

         TRANSFER AGREEMENT, dated as of __________, _____, among CRESTAR STUDENT LOAN TRUST ____-_, a Delaware business trust (the "Issuer"), CRESTAR SECURITIZATION, LLC, a Virginia limited liability Company, as Depositor (the "Depositor"), and ________________________________, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee of the Depositor and the Issuer (the "Eligible Lender Trustee").


                                   WITNESSETH:


         WHEREAS, the Issuer, the Depositor, the Eligible Lender Trustee, the Administrator and the Master Servicer are parties to the Transfer and Servicing Agreement dated as of ________ 1, _____ (as amended or supplemented, the "Transfer and Servicing Agreement");

         WHEREAS, in accordance with the Transfer and Servicing Agreement, the Depositor desires to cause the Eligible Lender Trustee on behalf of the Depositor to convey the [Financed FFELP Loans, Financed HEAL Loans and Financed Private Loans] referred to in Section 2 hereof (the "Subsequent Financed Student Loans") to the Eligible Lender Trustee on behalf of the Issuer; and

         WHEREAS, the Eligible Lender Trustee and the Issuer are willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the parties hereto hereby agree, intending to be legally bound hereby, as follows:

         1. Definitions and Usage. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Exhibit A to the Transfer and Servicing Agreement, which also contains rules of construction and usage that shall be applicable herein.

                  In addition, the following terms have the following meanings:

                  "Subsequent Cut-Off Date" means, with respect to each Subsequent Financed Student Loan, the date specified as such on Schedule A hereto.

                  "Subsequent Finance Period" means [_______].

                  "Transfer Date" means ____________.

         2. Schedule of Subsequent Financed Student Loans. Attached hereto as Schedule A is a Schedule listing the Subsequent Financed Student Loans to be conveyed on the Transfer Date to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Transfer and Servicing Agreement. [Attached hereto as Schedule B is a list of Financed Student Loans conveyed to the Eligible Lender Trustee on behalf of the Depositor by the Eligible Lender Trustee on behalf of the Issuer in exchange for the Subsequent Financed Student Loans conveyed. Such Schedules shall be deemed to modify the Schedule of Financed Student Loans attached as Schedule A to the Transfer and Servicing Agreement to (i) add the Subsequent Financed Student Loans and (ii) delete the Financed Student Loans.]

         3.       Conveyance of Subsequent Financed Student Loans.

                  (a) The Depositor and Eligible Lender Trustee on behalf of the Depositor does hereby contribute, transfer, assign, set over and otherwise convey, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), to the Eligible Lender Trustee on behalf of the
Issuer:

                           (i) all right, title and interest in and to each Subsequent Financed Student Loan, and all obligations of the Obligors thereunder, including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable through the Subsequent Cut-Off Date), and all written communications received by the Depositor with respect thereto and still retained by the Depositor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferments or forbearances), on and after the Subsequent Cut-Off Date; and

                           (ii) the proceeds of any and all of the foregoing.

                  (b) In consideration therefor, the Issuer shall:

                           (i) pay the Subsequent Financing Purchase Price to the Depositor; or

                           (ii) cause the Eligible Lender Trustee to transfer, assign, set over and otherwise convey, without recourse, to convey to the Eligible Lender Trustee on behalf of the Depositor the Financed Student Loans listed on Schedule B.

         4. Representations and Warranties of the Depositor. The Depositor hereby makes the representations and warranties contained in Sections 3.1 and
7.1 of the Transfer and Servicing Agreement to the Issuer as of the date of the Transfer and Servicing Agreement and as of the Transfer Date. In addition, the Depositor represents and warrants to the Issuer that:

                  (a) Principal Balances. (i) The aggregate principal balance of the Consolidation Loans, the HEAL Consolidation Loans, the Serial Loans and the other Student Loans that are listed on Schedule A attached hereto and conveyed to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Transfer and Servicing Agreement as of the Subsequent Cut-Off Date is $________, $________, $_______ and $________, respectively; (ii) the aggregate principal balance of the Financed Student Loans listed on Schedule B attached hereto is $_______; (iii) the Consolidation Prepayments on deposit in the Collection Account are $________; and (iv) the Adjustment Payment for the Transfer Date is $________, which amount shall be payable [by] [to] the Depositor.

         5. Conditions Precedent. The obligation of the Issuer to acquire the Subsequent Financed Student Loans hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Depositor with respect to itself and the Subsequent Financed Student Loans shall be true and correct in all material respects as of the date of the Transfer Agreement and as of the Transfer Date.

                  (b) Transfer and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.1(c) of the Standard Terms to Transfer and Servicing Agreement shall have been satisfied, and the Issuer shall have received a certificate of an Authorized Officer of the Depositor to that effect substantially in the form of Annex C hereto.

                  (c) Delivery of Assignment. The Depositor shall have delivered an Assignment substantially in the form of Annex A hereto.

         Upon the satisfaction of the conditions set forth in this Section 5, the Eligible Lender Trustee shall have executed and delivered to the Depositor an Assignment, substantially in the form of Annex B hereto, with respect to any Financed Student Loans to be conveyed to the Depositor pursuant to Section 2.2 of the Standard Terms to Transfer and Servicing Agreement, and direct the Indenture Trustee to transfer to the Depositor the Subsequent Financing Purchase Price in immediately available funds to an account designated in writing by the Depositor to the Indenture Trustee.

         6. Counterparts. This Transfer Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         7. Governing Law. This Transfer Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         8. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Transfer Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                       CRESTAR SECURITIZATION, LLC

                       By:      CRESTAR SP CORPORATION,
                                its Manager


                                By: _______________________________________
                                      Name:
                                      Title:


                       -------------------------------------------------
                       not in its individual capacity, but solely as Eligible Lender Trustee on behalf of the Depositor


                       By:______________________________________________
                            Name:
                            Title:


                       CRESTAR STUDENT LOAN TRUST 199_-_

                       By:_______________________________,  not in its
                          individual capacity but solely as Eligible Lender Trustee on behalf of the Issuer



                       By:________________________________________
                            Name:
                            Title:



Acknowledged and accepted as of the date first above written:

---------------------,
not in its individual capacity but solely as Indenture Trustee


By ______________________________________
      Name:
      Title:

                                                                         ANNEX A
                                                       TO THE TRANSFER AGREEMENT


                                   ASSIGNMENT

         For value received, in accordance with the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement") dated as of _____________, ___, among Crestar Securitization, LLC, as Depositor (the "Depositor"), Crestar Bank, as master servicer and as administrator, Crestar Student Loan Trust 199_-_ (the "Issuer"), _______________________________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Transfer Agreement dated as of _____________, ___, (the "Transfer Agreement") among the Depositor, the Issuer and the Eligible Lender Trustee, the Depositor and the Eligible Lender Trustee on its behalf hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Subsequent Financed Student Loans and all obligations of the Obligors thereunder, including all moneys paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments through the related Subsequent Cut-Off Date) after the related Subsequent Cut-Off Date and (ii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Issuer of any obligation of the Depositor to the borrowers of such Subsequent Financed Student Loans or any other person in connection with the Subsequent Financed Student Loans or any agreement or instrument relating to any of them, except to the extent required by the Higher Education Act or the HEAL Act, as the case may be.

         In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Subsequent Financed Student Loan described in Schedule A to the Transfer Agreement in favor of the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer and Servicing Agreement and the Transfer Agreement and is to be governed by the Transfer and Servicing Agreement and the Transfer Agreement.

         Capitalized terms used but not defined herein shall have the meaning assigned to them in the Transfer Agreement or in Exhibit A to the Transfer and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of _____.


                           CRESTAR SECURITIZATION, LLC

                           By:      CRESTAR SP CORPORATION,
                                    its manager


                                    By: _______________________________________
                                             Name:
                                             Title:


                           -------------------------------------------------
                           not in its individual capacity, but solely as Eligible Lender Trustee on behalf of the Depositor


                           By: ________________________________________
                                    Name:
                                    Title:

                                                                         ANNEX B
                                                       TO THE TRANSFER AGREEMENT


                                   ASSIGNMENT

         For value received, in accordance with the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement") dated as of ____________, ____, among Crestar Student Loan Trust _____, (the "Issuer"), Crestar Bank as Master Servicer and as Administrator, Crestar Securitization, LLC (the "Depositor"), and _______________________________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Transfer Agreement dated as of ____________, ____ (the "Transfer Agreement") among the Depositor, the Issuer and the Eligible Lender Trustee, the Issuer and the Eligible Lender Trustee on its behalf hereby contribute, assign, transfer and otherwise convey unto the Depositor and the Eligible Lender Trustee on its behalf, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Financed Student Loans set forth on Schedule B to the Transfer Agreement and all obligations of the Obligors thereunder, including all moneys paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments through the related Subsequent Cut-off Date) after the related Subsequent Cut-off Date and (ii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Depositor of any obligation of the Eligible Lender Trustee or the Issuer to the borrowers of such Financed Student Loans or any other person in connection with such Financed Student Loans or any agreement or instrument relating to any of them, except to the extent required by the Higher Education Act or the HEAL Act, as the case may be.

         In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Financed Student Loan described in Schedule B to the Transfer Agreement in favor of the Depositor, without recourse, against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer and Servicing Agreement and the Transfer Agreement and is to be governed by the Transfer and Servicing Agreement and the Transfer Agreement.

         Capitalized terms used but not defined herein shall have the meaning assigned to them in the Transfer Agreement or in Exhibit A to the Transfer and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ______.


                       CRESTAR STUDENT LOAN TRUST _____-_

                       By:      STAR BANK, NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as
                                Eligible Lender Trustee on behalf of the Issuer


                                By: ________________________________________
                                         Name:
                                         Title:

                                                                         ANNEX C
                                                                          TO THE
                                                              TRANSFER AGREEMENT


                              OFFICER'S CERTIFICATE
                     REQUIRED BY SECTION 2.1(c)(viii) OF THE
               STANDARD TERMS TO TRANSFER AND SERVICING AGREEMENT

         The undersigned, _____________________, a _____________ of Crestar SP
Corporation, the Manager of Crestar Securitization, LLC, a Virginia limited liability company (the "Depositor"), hereby certifies for and on behalf of the Depositor as follows:

         1. This Certificate is given pursuant to Section 2.1(c)(viii) of the Standard Terms to Transfer and Servicing Agreement (the "Transfer and Servicing Agreement"), dated as of __________, ____, among the Depositor, Crestar Student Loan Trust 199_-_ (the "Issuer"), and _______________________________, not in
its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Transfer Agreement dated as of ____________, ____ (the "Transfer Agreement") among the Depositor, the Issuer and the Eligible Lender Trustee, in connection with the transfer of certain Subsequent Financed Student Loans on the date hereof;

         2. Any words or phrases capitalized in this Certificate but not defined herein shall have the meaning assigned thereto in the Transfer and Servicing Agreement;

         3.       The undersigned is an Authorized Officer of the Depositor; and

         4. With respect to the transfer on the date hereof of Subsequent Financed Student Loans and the other property and rights related thereto as described in Section 2.1 or 2.2 of the Standard Terms to Transfer and Servicing Agreement, each of the conditions precedent set forth in Section 2.1(c) of the Transfer and Servicing Agreement has been satisfied on or prior to the date hereof.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, has caused this certificate to be executed and delivered as of this ____ day of _____________,________.


                                 CRESTAR SECURITIZATION, LLC

                                 By:      CRESTAR SP CORPORATION,
                                          its Manager


                                          By:  _________________________________
                                                   Name:
                                                   Its:

                                                                     SCHEDULE A
                                             TO THE TRANSFER AGREEMENT NO. ____


                   [List of Subsequent Financed Student Loans]

                                                                      SCHEDULE B
                                               TO THE TRANSFER AGREEMENT NO. ___


                         [List of Financed Student Loans
                        to be Conveyed to the Depositor]